                                                                   Exhibit 10.22
                                                                   -------------



                              AMENDED AND RESTATED

                               SERVICES AGREEMENT

                                     AMONG

                             FLAGSHIP HEALTH, P.A.,

                            FLAGSHIP HEALTH II, P.A.

                                      and

                         PHYSICIANS QUALITY CARE, INC.

                               TABLE OF CONTENTS
                               -----------------

                                                                            Page
                                                                            ----
1.  APPOINTMENT OF PQC; RETENTION OF CLINICAL AUTHORITY.....................  1
    1.1  Appointment and Authority..........................................  1
    1.2  Retention of Authority.............................................  2

2.  OBLIGATIONS OF MEDICAL GROUP............................................  2
    2.1  Physician Personnel................................................  2
    2.2  Credentialing of Medical Group Physicians..........................  2
    2.3  Employment and Engagement of Medical Group Physicians..............  2
         (a) General........................................................  2
         (b) Pods...........................................................  3
         (c) Form of Agreements.............................................  3
         (d) Medical Group Physician Qualifications.........................  3
    2.4  Licensing and Accreditation........................................  3
    2.5  Supervision and Direction of Clinical Staff........................  4
    2.6  Liability Insurance................................................  4
    2.7  Medical Records....................................................  4
    2.8  Assignment of Intellectual Property................................  5

3.  OBLIGATIONS OF PQC......................................................  5
    3.1  General............................................................  5
    3.2  Facilities.........................................................  5
    3.3  Equipment and Office Furnishings...................................  6
    3.4  Personnel and Payroll..............................................  6
    3.5  Borrowings.........................................................  6
    3.6  Supplies and Inventory.............................................  7
    3.7  Contracts..........................................................  7
    3.8  Budgets............................................................  8
         (a)  General Preparation Principles................................  8
         (b)  Approval of Budgets...........................................  8
         (c)  Reporting..................................................... 10
    3.9  Preparation of Tax Returns......................................... 10
    3.10 Charges............................................................ 10
    3.11 Billing and Collection............................................. 10
    3.12 Payment of Accounts and Indebtedness............................... 10
    3.13 Power of Attorney for Billing and Payment of Accounts.............. 11
    3.14 Other Billings and Charges......................................... 12
    3.15 Insurance.......................................................... 12
    3.16 Other Administrative Services...................................... 13
    3.17 Development of Integrated Health Services.......................... 13
    3.18 Advertising and Public Relations................................... 14

4.  MANAGEMENT FEE; FINANCIAL ARRANGEMENTS.................................. 14

5.  TERM AND TERMINATION.................................................... 14
    5.1  Term............................................................... 14
    5.2  Termination on Default............................................. 14
    5.3  Effect of Termination.............................................. 15

6.  JOINT POLICY BOARD; CERTAIN PROVISIONS REGARDING GOVERNANCE OF
    MEDICAL GROUP........................................................... 16
    6.1  Joint Policy Board............................ . .................. 16
         (a) Representation................................................. 16
         (b) Authority and Responsibility................................... 17
         (c)................................................................ 18
         (d)................................................................ 19
         (e)................................................................ 19
         (f) Voting; Procedures............................................. 20
    6.2  Medical Advisory Board........................ .................... 21
    6.3  The President of Medical Group................ .................... 21
    6.4  The Medical Director of Medical Group.........  ................... 23
    6.5  Operating Manager.................................................. 24

7.  INTELLECTUAL PROPERTY................................................... 24

8.  RESTRICTIVE COVENANTS................................................... 24
    8.1  Noncompetition..................................................... 24
    8.2  Ancillary Enterprise............................................... 25
    8.3  Non-solicitation of Employees and Patients......................... 25
    8.4  Enforcement of Medical Group Physician Employment
         Agreements......................................................... 25
    8.5  Remedies........................................................... 25

9.  MISCELLANEOUS........................................................... 26
    9.1  Exclusivity........................................................ 26
    9.2  Names; Trademarks.................................................. 26
    9.3  Independent Contractors............................................ 26
    9.4  [Reserved]......................................................... 26
    9.5  Severability....................................................... 26
    9.6  Waiver............................................................. 26
    9.7  Notices............................................................ 27
    9.8  Entire Agreement................................................... 27
    9.9  Amendment.......................................................... 27
    9.10 Successors and Assigns............................................. 27
    9.11 Governing Law...................................................... 27
    9.12 Headings........................................................... 27
    9.13 No Obligation to Third Parties..................................... 27
    9.14 Contract Modifications for Prospective Legal Events................ 28
    9.15 Availability of Certain Documents.................................. 28
    9.16 Gender............................................................. 29

APPENDIX A...............................................................  1
----------

APPENDIX B...............................................................  1
----------

SCHEDULE B-1.............................................................  8
------------

APPENDIX C...............................................................  1
----------

APPENDIX D...............................................................  1
----------

EXHIBIT A................................................................  1
---------

                             FLAGSHIP HEALTH, P.A.
                           FLAGSHIP HEALTH II, P.A.
                              SERVICES AGREEMENT

     This Agreement (this "Agreement") is made as of November 30, 1996, and amended and restated as of July 31, 1997, by and among Physicians Quality Care, Inc., a Delaware corporation ("PQC"), Flagship Health II, P.A., a Maryland Professional corporation ("Flagship II") and Flagship Health, P.A., a Maryland professional association ("Flagship I" and collectively with Flagship II, "Medical Group"). (All capitalized terms not defined below in this Agreement shall have the meanings set forth in Appendix A or B attached hereto.)

     WHEREAS, Medical Group has entered into a business arrangement with PQC in order to help effectuate the parties' mutual vision of establishing a high quality, competitive, cost-effective health care delivery system, as part of which Medical Group and PQC will work together to enhance the efficiency of the business aspects of Medical Group's practice, to promote the quality of care and patient satisfaction, and to create sufficient economies of scale to permit Medical Group to undertake risk-based managed care obligations;

     WHEREAS, Medical Group engages in the provision of medical and surgical services through its physicians (each a "Medical Group Physician" and collectively the "Medical Group Physicians"), who currently practice in a number of divisions (each a "Pod"), each of which may have one (1) or more Practice Locations; and

     WHEREAS, Medical Group wishes to retain PQC to provide or arrange for comprehensive management, administrative and other support services to manage Medical Group and each Pod in order better to serve its patients, enhance efficiency, and improve financial results of operation of the Medical Group's activities.

     NOW, THEREFORE, in consideration of the mutual covenants and premises herein contained, the parties hereby agree as follows:

     1.  APPOINTMENT OF PQC; RETENTION OF CLINICAL AUTHORITY

     1.1  Appointment and Authority.   Medical Group hereby appoints and
          -------------------------
engages PQC as Medical Group's sole and exclusive business manager and PQC accepts such appointment and engagement on and subject to the terms and conditions set forth in this Agreement. Subject to the terms of this Agreement, including applicable requirements of consultation and prior approval of the Joint Policy Board, PQC shall have the authority and responsibility to: (i) manage all business operations of Medical Group in an efficient and cost-effective manner; (ii) provide or arrange for such services in any manner as PQC, in the exercise of its reasonable business judgment, deems appropriate to meet the day-to-day requirements of the business functions of Medical Group; and
(iii) negotiate and execute, on behalf of Medical Group, all contracts that, in the exercise of PQC's reasonable business judgment, are necessary and appropriate for the business and affairs of Medical Group, subject, in the case of Payor Contracts, to the approval of the Joint Policy Board.

     1.2  Retention of Authority.  Notwithstanding anything to the contrary in
          ----------------------
this Agreement, Medical Group will have exclusive authority and control over the provision of medical services, including all diagnoses, treatment and ethical determinations with respect to patients. All diagnoses, treatments, procedures and other medical and professional services shall be provided and performed exclusively by or under the supervision of a physician employed or otherwise engaged by Medical Group who meets the qualifications set forth in this Agreement. It is acknowledged that PQC is not authorized nor qualified to engage in any activity that constitutes the practice of medicine. To the extent, if any, that any act or service of PQC under this Agreement is determined to constitute the practice of medicine, the performance of such act or service by PQC shall be deemed waived and excused by Medical Group.

     2.  OBLIGATIONS OF MEDICAL GROUP

     2.1  Physician Personnel.  Medical Group, subject to oversight by the
          -------------------
Medical Advisory Board, shall be solely responsible for all determinations with respect to an individual physician concerning the recruitment, hiring, termination, Credentialing, training and supervision of such physician. PQC shall not exercise any control over nor have any responsibility for Medical Group Physicians or other Clinical Staff (as defined in Section 2.5) with respect to the provision of clinical services.

     2.2  Credentialing of Medical Group Physicians.   Medical Group, through
          -----------------------------------------
the Medical Advisory Board, shall credential its physicians in conformity with the requirements imposed under state and federal law and by the terms of any third party payment agreement to which the Medical Group is bound. Medical Group shall assure that each Medical Group Physician at all times is: (i) duly licensed to practice medicine by the applicable state within the Geographic Area (as defined in Section 10.10 of Appendix A); and (ii) a member in good standing of the medical staffs of hospitals designated from time to time by the Joint Policy Board or as may be necessary in connection with the participation in one
(1) or more Payor Contracts negotiated on Medical Group's behalf by PQC. No physician other than those Medical Group Physicians who meet the requirements and qualifications of this Agreement, including without limitation Section 2.3, shall be permitted: (a) to use or occupy the Pod Practice Locations, except as approved by the Joint Policy Board; or (b) except as may be required to assure appropriate medical care (e.g., locum tenens coverage), to render services to patients of Medical Group. New physicians may be employed by Medical Group, or physician groups or practices may be acquired by Medical Group, subject to approval of the Joint Policy Board and the Medical Advisory Board.

     2.3  Employment and Engagement of Medical Group Physicians.
          -----------------------------------------------------

          (a)  General.  During the term of this Agreement, Medical Group,
               -------
               through its Pods, shall operate and maintain a full-time practice of medicine providing primary care, medical and surgical specialty services and such other services as are agreed upon by the Joint Policy Board and PQC. Medical Group shall engage a sufficient number of Medical Group Physicians to provide services to patients of Medical Group during the normal office hours of the Practice Locations and to provide after hours coverage for all patients of Medical Group whether on an inpatient or outpatient basis (it being agreed that the practice patterns in effect as of the Effective Date are acceptable to PQC and Medical Group); provided, however, that a Pod may close its practice to new patients for such period as the Joint Policy Board and Medical Advisory Board may determine to be necessary in the event the Pod has reached capacity.

          (b)  Pods.  Each Medical Group Physician hired or otherwise engaged
               ----
               by Medical Group shall be a member of a Pod and shall provide services at the Practice Locations associated with that Pod.

          (c)  Form of Agreements.  Medical Group shall maintain employment
               ------------------
               agreements with all Medical Group Physicians (individually, an "Employment Agreement"). Such Employment Agreements shall be in substantially the form attached hereto as Annex A-1 with respect to Medical Group Physicians who are assigned to a Pod that was created prior to July 31, 1997 (each a "Founding Pod"), and in substantially the form attached hereto as Annex A-2 with respect to Medical Group Physicians who are assigned to a Pod that is created on or after July 31, 1997 (each an "Additional Pod"), in each case with such changes as may be agreed upon by PQC and Medical Group and approved by the Joint Policy Board. Except as otherwise expressly provided in this Agreement, Medical Group shall not amend any Employment Agreements nor waive any rights thereunder without the prior written approval of PQC. Except as otherwise expressly provided in this Agreement, Medical Group shall not offer, agree to or amend any salary, benefit or other compensation terms with a Medical Group Physician except as expressly approved by PQC in writing.

          (d)  Medical Group Physician Qualifications.  Medical Group shall
               --------------------------------------
               assure that each Medical Group Physician meets at all times each of the qualifications set forth in the approved form of Employment Agreement (subject to any exceptions that are approved by PQC and the Joint Policy Board in connection with individual Employment Agreements) and to any other qualifications reasonably established by the Medical Advisory Board and PQC. In the event that any disciplinary, malpractice or other actions are initiated against any Medical Group Physician, the Medical Group, through the Medical Advisory Board, shall immediately inform PQC of such action and shall inform PQC of the underlying facts and circumstances.

     2.4  Licensing and Accreditation.  Medical Group, through the Medical
          ---------------------------
Advisory Board, shall ensure that all Medical Group Physicians maintain such licenses and certifications as are reasonably necessary for the provision of medical services by Medical Group and all Medical Group Physicians in a manner that complies with all laws and applicable third-party payor requirements. Medical Group shall obtain and maintain such additional licenses and accreditation as the Medical Advisory Board and PQC mutually determine are advisable. Medical Group shall conduct its medical practice in compliance with all applicable laws and all applicable contractual requirements.

     2.5  Supervision and Direction of Clinical Staff.    (As used in this
          -------------------------------------------
Agreement, the term "Clinical Staff" shall mean nurses and any other non-physician clinical personnel and shall not include Medical Group Physicians or any other physician.) Medical Group Physicians shall supervise and direct the Clinical Staff. Medical Group shall assure that all Clinical Staff members perform only those duties permitted by applicable law and regulation to be performed by such personnel, and only under such supervision and in such a manner as permitted by applicable law and regulation.

     2.6  Liability Insurance.  Medical Group shall assure that each Medical
          -------------------
Group Physician maintains in effect a policy of professional liability insurance in accordance with the Medical Group Physician's employment agreement. Medical Group shall maintain in effect a policy of comprehensive general liability and professional liability insurance in the minimum amount of $1,000,000 per occurrence or claim and $3,000,000 annual aggregate, or such greater amount as is required by the Joint Policy Board or by law, to cover Medical Group, Medical Group Physicians and Clinical Staff. In addition, Medical Group shall maintain in effect (i) comprehensive general liability insurance with limits and a deductible reasonably determined by PQC and the Joint Policy Board and (ii) property damage insurance covering all Practice Locations and equipment with limits and deductibles reasonably determined by PQC and the Joint Policy Board. Each such policy shall name PQC as an additional insured. As set forth in
Section 3.15, PQC shall be responsible for administering Medical Group's insurance policies required under this Section 2.6.

     2.7  Medical Records.  Medical Group, through its Pods, shall maintain
          ---------------
and cause each Medical Group Physician to maintain accurate and complete patient records in accordance with all applicable laws and regulations. Such records shall be maintained by Medical Group in a manner sufficient to enable PQC, on behalf of Medical Group, to bill and collect for the services provided by Medical Group and Medical Group Physicians. Subject to the requirements of applicable law, Medical Group shall permit PQC to access the patient records to perform its duties under this Agreement, including, without limitation, billing and collection services. All patient medical records relating to services rendered by Medical Group and Medical Group Physicians shall be and remain the property of Medical Group.

     Medical Group hereby grants to PQC the exclusive right to develop and commercialize any statistical data base or other quality assurance, utilization review or medical management data base or software program derived from Medical Group's medical records (collectively, "Medical Data") and agrees to include in all patient consent forms a mutually agreeable provision permitting the commercialization of such Medical Data; provided, however, that PQC shall in all events delete or otherwise disguise any patient identifying information such as the name or street address of a patient and comply with all applicable laws concerning patient confidentiality. If PQC determines to commercialize any Medical Data derived solely from medical records of Medical Group, then PQC shall offer to Medical Group a right of first refusal to participate in the effort to commercialize such Medical Data on terms consistent with those set forth in Section 3.17 with respect to the development of Integrated Health

Services. If PQC determines to commercialize any Medical Data derived from both Medical Group and other PQC-managed physician practices, PQC shall offer to Medical Group and the other PQC-managed practices a right of first refusal to participate in the effort to commercialize such Medical Data. The terms of such commercialization between PQC, on one hand, and the Medical Group and the other PQC-managed practices (the "Physicians' Share"), on the other hand, shall be consistent with those set forth in Section 3.17 with respect to the development
of Integrated Health Services.   Prior to entering into any arrangement to
commercialize such Medical Data with the Medical Group and other PQC-managed practices acting jointly, PQC shall solicit the advice of the Medical Advisory Board, which may make a recommendation to PQC's National Medical Advisory Board, concerning an allocation of Physicians' Share of revenue, expenses, profits and losses from such commercialization between Medical Group and any other medical group or entity also contributing data, software or other resources to the commercialization effort. Such allocation shall be made in a manner that is fair and not inconsistent with PQC's legitimate business objectives and its obligations to its shareholders. The recommendation, if any, of the National Medical Advisory Board shall be considered by PQC in reaching its determination concerning any commercialization of Medical Data and the allocation of proceeds thereof, but ultimate decision-making authority with respect to such commercialization and any recommended allocation of proceeds thereof shall remain exclusively within the discretion of the Board of Directors of PQC and Medical Group shall have no right to any allocation of proceeds except and to the extent, if any, authorized by the Board of Directors of PQC after consultation as set forth in this Section 2.7.

     2.8  Assignment of Intellectual Property.  Medical Group hereby assigns
          -----------------------------------
to PQC (i) any Intellectual Property rights that Medical Group acquires or develops during the term of this Agreement and (ii) agrees to cause each Medical Group Physician to assign to PQC such Intellectual Property rights as may be specified in, and subject to the terms of, the applicable employment agreement, as the case may be.

     3.  OBLIGATIONS OF PQC

     3.1  General.  Subject to Medical Group's control of the practice of
          -------
medicine, PQC shall have authority and responsibility to conduct, supervise and manage the day-to-day business operation of Medical Group and shall be responsible for providing the services set forth in this Section 3 to Medical Group. All services, facilities, furniture, fixtures and equipment provided by PQC under this Agreement shall be in a manner consistent with community standards for a medical practice of similar size. Notwithstanding anything in this Agreement to the contrary, the parties realize that development of appropriate reporting systems for financial and utilization information and similar tools designed to support the efficient management and development of Medical Group should be a collaborative process between the parties, and accordingly the parties agree to work together to develop such tools, particularly during the initial months following the Effective Date.

     3.2  Facilities.  PQC shall arrange for Medical Group to use the premises
          ----------
at the locations listed on Schedule 3.2 which may be amended by PQC from time to
                           ------------
time (collectively, the "Practice Locations"), subject to the terms of any leases for the premises entered into from time to time by Medical Group or PQC, as the case may be, and subject to approval of the Joint Policy Board. PQC shall provide or arrange for routine maintenance and cleaning services for the Practice Locations required to cause the Practice Locations to satisfy the standard set forth in Section 3.1.

     3.3  Equipment and Office Furnishings.  PQC shall arrange for Medical
          --------------------------------
Group to have use of such equipment and office furnishings reasonably deemed necessary by PQC, in consultation with the Joint Policy Board, for the operation of Medical Group at each Practice Location (the "Equipment") in a manner consistent with community standards for a medical practice of similar characteristics. PQC shall arrange for reasonable and necessary repair and maintenance of the Equipment. In connection with PQC's obligation hereunder, Medical Group shall notify PQC immediately upon becoming aware of any Equipment in need of repair.

     3.4  Personnel and Payroll.  PQC shall arrange for the provision to
          ---------------------
Medical Group of all administrative personnel deemed necessary by PQC, in consultation with the Joint Policy Board, for the operation of Medical Group (the "Administrative Staff"). PQC shall also arrange for the provision to Medical Group of all Clinical Staff reasonably deemed necessary by PQC, in consultation with Medical Group and the Joint Policy Board, for the efficient, professional operation of Medical Group. All members of the Clinical Staff shall be employees of Medical Group. All members of the Administrative Staff on the Effective Date shall be employees of Medical Group. Subject to the provisions of Section 2.5 and this Section and in consultation with Medical Group and the Joint Policy Board, PQC shall be responsible for recruiting, hiring, discharging and determining the compensation, benefits and conditions of employment of the Administrative Staff and Clinical Staff. PQC shall perform all payroll and payroll accounting transactions for the Administrative Staff, the Clinical Staff and the Medical Group Physicians. Any member of the Administrative Staff and Clinical Staff may, upon assignment by PQC following consultation with the affected Pods, provide services to more than one (1) Pod. If any Medical Group Physician is dissatisfied with the services of any employee who provides services for such Medical Group Physician at a Practice Location, PQC, after consultation with the Joint Policy Board, shall in good faith determine whether the performance of that employee could be brought to acceptable levels through counsel and assistance, or whether the employment of such employee should be terminated. If PQC determines to retain such employee and the Medical Group Physician is still dissatisfied with such employee's services after a two (2) month period, PQC shall either relocate such employee or otherwise cease to use such employee unless PQC reasonably determines that such termination may expose Medical Group to liability.

     3.5  Borrowings.
          ----------

          (a) All borrowings of Medical Group shall be subject to prior approval by the Joint Policy Board. Upon receipt of such approval to borrow funds on behalf of Medical Group, PQC shall arrange for such borrowing on behalf of Medical Group on terms approved by the Joint Policy Board pursuant to Section 6. 1(b)(i) and in accordance with the Practice Expense definition set forth provisions in Section 10.27 of Appendix A. In addition to or in lieu of the foregoing, and subject always to prior approval by the Joint Policy Board, PQC may make loans to Medical Group from time to time to fund capital expenditures or working capital of the Medical Group, in each case on such terms and conditions as are agreed upon by the parties and the Joint Policy Board. The making of any such loan shall be at the sole discretion of PQC provided that PQC shall commit to fund loans for working capital purposes of the Medical Group in an amount determined from time to time by the Joint Policy Board which amount shall not exceed $1,000,000.

          (b) In the event that during the Fiscal Periods ended December 31, 1997 and December 31, 1998, Medical Group does not receive distributions with respect to a Founding Pod under Appendix B hereto equal to the full Baseline Amount (as defined in Section
               10.2 of Appendix A) (minus the amount necessary to pay all Deductible Expenses) due to (a) a failure by PQC to assist Medical Group in establishing additional revenue sources from services other than professional services so as to increase Practice Revenues, or (b) such other cause as may be approved by the Joint Policy Board, PQC shall loan to Medical Group with respect to the Founding Pods an amount not to exceed an aggregate of $1,000,000 at any one time outstanding on a non-interest bearing basis to cover such shortfalls in Baseline Amount, and in no event shall PQC Direct Expenses be included in determining whether a shortfall in Baseline Amount exists (the "Loan"). The Loan shall be carried on the balance sheet of Medical Group and shall be repaid in successive Fiscal Periods from the first available dollars of Net Margin allocable to Medical Group with respect to the Founding Pods. In the event PQC undertakes a public offering of securities at any time prior to which the Loan has been repaid in full, the parties agree to consider in good faith whether interest on the Loan should be assessed at a fair market interest rate in order to comply with then applicable health care laws.

     3.6  Supplies and Inventory.  PQC shall be responsible for all inventory
          ----------------------
systems of Medical Group at each Practice Location and for the ordering, purchasing and maintenance of all supplies and inventory necessary for the operation of Medical Group. All drugs shall be purchased and maintained by Medical Group or, at PQC's discretion and to the extent consistent with applicable law, on behalf of Medical Group by PQC.

     3.7  Contracts.  PQC shall negotiate and administer contracts for
          ---------
equipment, materials, supplies and data processing services for the Medical Group and for each Pod. PQC shall seek, review, evaluate and negotiate Payor Contracts on behalf of Medical Group. Medical Group agrees to enter into and be bound by all such Payor Contracts negotiated on its behalf by PQC; provided, however, that any such Payor Contract must be approved in advance by the Joint Policy Board in the manner contemplated by Section 6.1. The Payor Contracts listed on Schedule 3.7 shall be deemed to be approved by the Joint Policy Board.
          -------- ---
If required by applicable law, such contracts will be entered into in the name of Medical Group. PQC shall arrange for administrative support appropriate to fulfill reporting requirements under Payor Contracts, such as eligibility verification and financial and utilization reporting.

     3.8  Budgets.
          -------

          (a)   General Preparation Principles.
                ------------------------------

          (i) PQC, acting through the Operating Manager in cooperation with a Physician representative (the "Representative") of the Pod, shall have responsibility for the preparation of budgets for each Pod (a "Pod Budget").

          (ii) Each Pod Budget shall consist of an operating budget (revenues and expenses) and an annual capital expenditures budget, prepared on an accrual basis of accounting and in conformity with generally accepted accounting principles.

          (iii) PQC shall prepare, with input from the Joint Policy Board, budget guidelines ("Budget Guidelines") that PQC shall then follow in the preparation of each Pod Budget. Examples of possible Budget Guidelines include but are not limited to the following:

                    (A) each Pod Budget shall be constructed on management policies that enable the Pod to achieve its financial goals (profit from operations);

                    (B) each Pod Budget shall provide specific detail sufficient for the Pod Physicians and PQC to evaluate and prioritize changes in programs and capital expenditures;

                    (C) each Pod Budget period shall be for a twelve (12) month period ending December 31 or, for the initial Pod Budget for each newly formed Pod, such shorter period ending December 31 as is appropriate; and

                    (D) each Pod Budget shall be prepared on a pre-physician compensation, pre-management fee and pre-tax basis.

          (iv) PQC shall prepare the initial Pod Budgets for each Pod using available historical financial information. PQC shall follow the Budget Guidelines and identify budget preparation assumptions that deviate from the acquired medical group's historical financial information. Subsequent Pod Budgets shall be prepared in a similar manner by PQC (on the basis of the prior year's results) and take into account deviations from the Pod Budget that occurred in the prior year.

          (b)  Approval of Budgets.  The Joint Policy Board shall have the
               -------------------
               responsibility for and authority to approve each Pod Budget. PQC shall submit each Pod Budget to the Joint Policy Board for approval on a timely basis. Once approved in accordance with this Section 3.8(b), all of PQC, Pod and Pod Physicians shall be bound by the terms of the approved Pod Budget for the following twelve (12) month period or such lesser period as may be provided for in the Budget Guidelines, subject only to any modifications suggested by PQC and/or Pod Physicians and approved by the Joint Policy Board. At any point during a Fiscal Period, including for example if the actual Physician Pod Practice Revenues less actual Physician Pod Practice Expenses is below budgeted levels for such Physician Pod or if there is an actual or projected negative Net Margin the Joint Policy Board may review the budgets for such Physician Pod and make such changes to such budgets, including the aggregate Pod Distributions (as defined in Section 3 of Appendix A to the Employment Agreements), as the Joint Policy Board deems to be appropriate. All capital and operating budgets, and changes thereto, also shall be subject to the approval of PQC. The Joint Policy Board shall not unreasonably withhold its approval of a Pod Budget but if such approval is not forthcoming, the following process shall prevail so that the Pod may remain open to treat patients:

          (i) If, prior to the commencement of any budget period, the Joint Policy Board has not yet approved the Pod Budget, then PQC and Medical Group will work diligently in good faith to obtain such approval. Until such approval is obtained, the following procedures shall apply:

                    (A) as to any disputed line items, the immediately preceding budget period's Pod Budget shall be controlling until such time, if any, as agreement is reached on the amounts to be allocated to such disputed line items, except that:

                         (1) non-recurring extraordinary items shall not be continued from the Pod Budget for the immediately preceding budget period;

                         (2) if items such as lease payments or payroll taxes are subject to an automatic increase, such increases shall be effective at the increased rate; and

                         (3) for items such as personnel salaries, the total salary number shall be adjusted to take into account changes in the number and classifications of personnel members employed or contracted; and

                    (B) as to any line items which are not in dispute, the new Pod Budget submitted by PQC shall be effective for the new budget period.

          (c)  Reporting.  PQC shall establish and administer the accounting
               ---------
               procedures and control for Medical Group and the Pods in accordance with generally accepted accounting principles. PQC shall have the responsibility to prepare and submit to each Pod and to the Joint Policy Board as soon as practicable after the end of each month, but in any event within forty-five (45) days of the end of each month, management reports designed to convey Pod and Medical Group financial performance for the month and on a year-to-year basis. PQC shall design the management reports to highlight actual financial performance and actual to budget
               variances in the Pod's financial performance.   Additionally, PQC
               shall from time to time attempt to identify, discuss with the Joint Policy Board and implement appropriate management intervention to counter adverse financial trends.

     3.9  Preparation of Tax Returns.  PQC shall prepare any and all required
          --------------------------
tax returns of Medical Group but shall not have responsibility for preparation of individual tax returns or other tax returns (e.g., IRS forms W-2s, 5500s, etc.) for any Medical Group Physician or for any entity of which such Medical Group Physician was a shareholder, partner, member, or employee prior to the date of execution of this Agreement.

     3.10  Charges.  PQC shall advise Medical Group on the establishment,
           -------
maintenance and revision of a schedule of charges for physician services, ancillary services, supplies, medication and all other services rendered by Medical Group through each Pod. Revisions to the fee schedule of a Pod must be approved by the Joint Policy Board.

     3.11  Billing and Collection.  PQC shall provide or arrange for such
           ----------------------
billing and collection services as are reasonably necessary to attempt to collect in a timely manner all Practice Revenues, including without limitation all allowable charges resulting from Medical Group's provision of all billable items and services.

     3.12  Payment of Accounts and Indebtedness.
           ------------------------------------

           (a) PQC shall review the payables of Medical Group and shall cause payment of any undisputed amounts thereof to be made out of the funds of Medical Group. In addition to billing, collecting and payment services, PQC shall manage the cash and cash equivalents of Medical Group.

           (b) All Practice Revenues shall be deposited in one or more bank accounts maintained in the name of and owned by Medical Group (collectively, the "Medical Group Account") but managed solely by PQC in accordance with the terms of this Agreement and the applicable Pod's budgets. A separate Medical Group Account shall be established for the Founding Pods (the "Founding Pod Medical Group Account") and the Additional Pods (the "Additional Pod Medical Group Account"). The bank in which the Medical Group Account is maintained shall be federally insured and shall be selected by PQC subject to approval by the Joint Policy Board. A representative of PQC shall be the authorized signatory for the Medical Group Account. Medical Group hereby appoints the Medical Group Shareholder as an additional authorized signatory for the Medical Group Account. Medical Group covenants that it will not permit any funds to be withdrawn from the Medical Group Account except as authorized by PQC in accordance with the terms of this Agreement.

     3.13  Power of Attorney for Billing and Payment of Accounts.  Medical
           -----------------------------------------------------
Group hereby exclusively authorizes PQC to take the following actions for and on behalf of and in the name of Medical Group throughout the term of this Agreement and thereafter in accordance with Section 5:

          (a) bill, in Medical Group's name, under its provider number when obtained and on its behalf, and until such time as Medical Group has obtained its provider number, bill, in the Medical Group Physicians, names under their respective provider numbers and on their behalf, all claims (including co-payments due from patients) for reimbursement or indemnification from all other Payors, fiscal intermediaries or patients for all covered items and services provided by Medical Group or by the Medical Group Physicians to patients;

          (b) take possession of and endorse in the name of the Medical Group Physicians or Medical Group, all cash, notes, checks, money orders, insurance payments, and any other instruments received as payment of accounts receivable (and Medical Group will cause an individual Medical Group Physician who receives any payments for the benefit of Medical Group directly, to deliver such amounts promptly to PQC for deposit in the Founding Pod Medical Group Account or the Additional PQC Medical Group Account, as the case may be, and Medical Group covenants to transfer and deliver promptly to PQC for deposit in the applicable Medical Group Account, all funds received by Medical Group from patients or Payors for medical services), all such funds to be deposited directly into a Medical Group Account and to be applied in a manner consistent with this Agreement;

          (c) deposit all collections directly into the applicable Medical Group Account and to make withdrawals from such Medical Group Account for such purposes as are permitted by this Agreement;

          (d) in Medical Group's name and on its behalf, and in the Medical Group Physicians' names and on behalf of each of them, as necessary, collect and receive all accounts receivable generated by such billings and claims for reimbursement, place such accounts for collection, settle and compromise claims and institute legal action for the recovery of accounts (it being agreed that Medical Group shall write-off amounts of uncollected billings at the request of a Medical Group Physician to the extent contemplated in the Employment Agreement); Medical Group shall cooperate fully with PQC in facilitating such collections and in collecting accounts receivable transferred to PQC for deposit in the Medical Group Account by Medical Group, including endorsement of checks and delivery to PQC of all revenues in whatever form, received from patients or Payors on their behalf, and completion of all forms necessary for the collection of said monies; and

          (e) sign checks on behalf of Medical Group and make withdrawals from the Medical Group Accounts for payments specified in this Agreement and as requested from time to time by Medical Group.

     In addition to the foregoing, Medical Group, to the extent not prohibited by law, hereby grants to PQC an exclusive power of attorney and appoints PQC its exclusive true and lawful attorney in fact to take each of the actions specified in Sections (a) through (e) above for and on behalf of and in the name of Medical Group throughout the term of this Agreement and thereafter in accordance with Section 5.

     Upon request of PQC, Medical Group shall, and shall cause each of the Medical Group Physicians to, execute and deliver to PQC and to each financial institution wherein Medical Group or PQC maintains an account, such additional documents or instruments (including one (1) or more powers of attorney naming PQC as its or their, as the case may be, exclusive true and lawful attorney in fact) as may be necessary or desirable to evidence or effect the authority or the power of attorney or both granted to PQC pursuant to this Section.

     3.14  Other Billings and Charges.  PQC shall serve as Medical Group's
           --------------------------
exclusive billing agent. Medical Group covenants that neither it nor any Medical Group Physician shall bill or submit a statement of charges to, or enter into any agreement or, except in the event of an emergency, any undertaking with, any patient, third person or entity for the provision of items and services (with or without consideration), nor shall it make any surcharge for care without the prior written authorization and approval of PQC.

     3.15  Insurance.  PQC, on behalf of Medical Group, shall negotiate,
           ---------
obtain, and maintain with such licensed insurance companies as are reasonably acceptable to the Joint Policy Board the policies of general liability, fire and property insurance that satisfy the requirements of Section 2.6. PQC shall furnish certificates of insurance to Medical Group evidencing the coverage set forth in this section upon request by Medical Group. Subject to approval by the Joint Policy Board, PQC may arrange for a group professional liability insurance policy covering Medical Group Physicians that would satisfy Medical Group's obligations under 2.6. The liability insurance coverage maintained as of the date of this Agreement by PQC with respect to its own operations is set forth on
Schedule 3.15.  PQC shall advise the Joint Policy Board of any material decrease
-------- ----
in the amount or scope of such insurance coverage.

     3.16  Other Administrative Services.  In addition to the business and
           -----------------------------
administrative services specifically described above in this Section 3, PQC shall be responsible for providing all other administrative services necessary to the business operations of Medical Group, including without limitation human resource services, administrative support for Medical Group's recruitment efforts, management information systems (including development on a uniform data base across all Pods), accounting services and systems, and advertising, sales and marketing services.

     3.17  Development of Integrated Health Services.  Neither PQC nor any
           -----------------------------------------
Affiliate shall provide Integrated Health Services in the Geographic Area unless PQC gives Medical Group the option to be the exclusive provider of these services, as provided in this Section. To that end, if PQC or one (1) of its Affiliates proposes to provide any Integrated Health Service in the Geographic Area, PQC shall notify Medical Group and the Joint Policy Board of the nature of the service and the terms upon which PQC or its Affiliate proposes to provide the service, and the Joint Policy Board, on behalf of Medical Group, shall have forty-five (45) days during which to elect to participate in the provision of such Integrated Health Service in the Geographic Area on such terms as are mutually acceptable to the Joint Policy Board and PQC. Any such proposal shall specify the proposed manner in which the net revenues (meaning all receipts from such Integrated Health Services less all expenses attributable to such Integrated Health Services, determined in accordance with generally accepted accounting principles) shall be allocated between Medical Group and PQC, but to the extent permitted by law in any event such proposal shall offer to Medical Group the right to receive an allocation to the Variable Distribution Pool (as defined in the Employment Agreements) of at least fifty percent (50%) of the net revenues attributable to such Integrated Health Service provided that as a condition thereof Medical Group shall agree that a percentage of any net loss attributable to such Integrated Health Service equal to the percentage of net revenues attributable to such Integrated Health Service shall be offset against amounts otherwise allocable to Medical Group under Appendix B in any one (1) or more Fiscal Periods thereafter occurring. PQC agrees to use its reasonable efforts to structure any proposal for the provision of Integrated Health Services in the Geographic Region in a manner so that the allocation to Medical Group contemplated by the forgoing sentence is in accordance with applicable law. Medical Group shall not agree to participate in any Integrated Health Service or fail to elect to participate in such Integrated Health Service except as approved by and on such terms as have been approved by the Joint Policy Board. If Medical Group does not elect to participate in such Integrated Health Service in the Geographic Area within such forty-five (45) day period, PQC may, but shall not be obligated to, provide such Integrated Health Service directly or through another Affiliate or subsidiary (but in no event through or with any outside third party without the prior consent of the Joint Policy Board) and Medical Group shall have no right to participate in the revenues or income from such Integrated Health Service; provided, however, that PQC shall not directly
                                --------  -------
or indirectly provide such Integrated Health Service if within such forty-five
(45) day period the Medical Advisory Board reasonably determines and notifies PQC that the provision of such services have not been determined to be clinically efficacious, are clinically dangerous, or would otherwise adversely affect the reputation of PQC and/or Medical Group as to quality of care and; provided, further, that PQC shall not directly or indirectly provide any
--------  -------
Integrated Health Services in the Geographic Area if all of the PQC Representatives on the Joint Policy Board voted against Medical Group participating in such Integrated Health Service.

     3.18  Advertising and Public Relations.  PQC shall design and implement
           --------------------------------
local public relations and advertising programs, subject to approval by the Joint Policy Board. In the event that there is any adverse incident involving Medical Group or any Medical Group Physician or patient, any public statement and announcement by or on behalf of Medical Group or any Medical Group Physician shall be approved in advance by PQC.

     4.  MANAGEMENT FEE; FINANCIAL ARRANGEMENTS

     In consideration for the services furnished by PQC to Medical Group under this Agreement and in order to encourage the cost-effective management of the Medical Group, PQC shall be entitled to receive, and Medical Group hereby agrees to pay PQC, an aggregate management fee calculated under the formulas set forth in Appendix B -1 with respect to the Founding Pods and B-2 with respect to the Additional Pods hereto.

     5.  TERM AND TERMINATION

     5.1  Term.  The term of this Agreement shall commence on the date first
          ----
written above and shall continue until the date forty (40) years thereafter, unless terminated earlier in accordance with this Agreement. After the expiration of the initial forty (40) year term, this Agreement shall automatically renew for successive forty (40) year terms unless sooner terminated in accordance with the provisions hereof.

     5.2  Termination on Default.
          ----------------------

          (a) Either party shall be entitled to terminate this Agreement if the other party fails to perform in any material respect any material obligation required of it hereunder, and such default continues for sixty (60) days after the giving of written notice by the nondefaulting party, specifying the nature and extent of such default; provided, however, that the non- defaulting party shall
                        --------  -------
               not be entitled to terminate this Agreement if the defaulting party commences the cure of such default within the first sixty
               (60) day period and thereafter diligently and in good faith continues to cure such default until completion.

          (b) Termination at election of PQC. PQC shall be entitled to terminate this Agreement upon written notice to Medical Group if:

          (i) a law firm with a nationally recognized expertise in health care law and acceptable to PQC and the Joint Policy Board renders an opinion to PQC, with a copy provided to the Joint Policy Board, stating that a material provision of this Agreement is in violation of applicable law, and the parties do not agree to amend this Agreement pursuant to Section 9.14 hereof to cure such violation; or

          (ii) any court or regulatory agency enters an order finding a material provision of this Agreement is in violation of applicable laws and the parties do not agree to amend this Agreement pursuant to
               Section 9.14 hereof to cure such violation; or

         (iii) PQC is prevented by Medical Group or any person under the Medical Group's direction or control, from entering any material portion of the Pod Practice Locations considered on any aggregate basis, and such inability to enter such premises continues for more than forty-eight (48) hours after notice thereof to the Joint Policy Board.

          (c) Termination by Medical Group. Notwithstanding Section 5.2(a), Medical Group may terminate this Agreement (if and only if such termination has been approved by the Joint Policy Board) for the reasons set forth below:

          (i) upon written notice to PQC of the failure of PQC to remit any funds or make any payments required under this Agreement when due and continued failure to remit those funds or make the payment after thirty (30) days notice of such failure to PQC unless the amount of such payment is being contested in good faith; or

          (ii) a law firm with a nationally recognized expertise in health care law and acceptable to PQC and the Joint Policy Board renders an opinion to the Medical Group, with a copy provided to the Joint Policy Board, stating that a material provision of this Agreement is in violation of applicable law, and the parties do not agree to amend this Agreement pursuant to Section 9.14 hereof to cure such violation; or

         (iii) any court or regulatory agency enters an order finding a material provision of this Agreement is in violation of applicable laws, and the parties do not agree to amend this Agreement pursuant to Section 9.14 hereof to cure such violation.

          Medical Group shall take appropriate action to terminate this Agreement pursuant to this Section (c) if recommended by the Joint Policy Board.

     5.3  Effect of Termination.  Upon termination of this Agreement pursuant
          ---------------------
to this Section 5:

          (a) PQC and Medical Group shall cooperate and continue to perform their obligations under this Agreement as may be necessary to ensure the provision of proper care to patients under treatment, consistent with applicable law concerning continuation of benefits under Payor Contracts, until appropriate alternative arrangements are made.

          (b) Medical Group and PQC shall cooperate to ensure the appropriate billing and collection for all health care items and services provided by Medical Group prior to the effective date of termination, and any proceeds of such billings or collections shall be retained by Medical Group and/or paid to PQC in accordance with the terms of this Agreement.

          (c) Any amounts due and owing to PQC under any loan to Medical Group shall become immediately due and payable, subject to offset for amounts owed hereunder by PQC to Medical Group.

          (d) Medical Group shall reimburse PQC for all drug and pharmaceutical inventory retained by Medical Group following termination to the full extent of funds advanced by PQC for the purchase of such inventory pursuant to Section 3.6.

          (e) Provisions of this Agreement shall survive any termination if so provided herein or if necessary or desirable fully to accomplish the purposes of such provision.

          (f) PQC shall use its reasonable efforts to have Medical Group continue to participate in any Payor Contracts with respect to which PQC and not Medical Group is the contracting party.

     6. JOINT POLICY BOARD; CERTAIN PROVISIONS REGARDING GOVERNANCE OF MEDICAL GROUP

     6.1  Joint Policy Board.  Medical Group and PQC shall establish and
          ------------------
maintain the Joint Policy Board, which shall have the representation, responsibility and authority described below.

          (a)  Representation.  For purposes of this Agreement, "Physician
               --------------
               Members" means only those Medical Group Physicians whose Employment Agreement permits them to share in Net Revenues as provided in Appendix B-1 or B-2 and, for purposes of this Section 6.1, such other non-physician healthcare providers that are employees of Medical Group as the Joint Policy Board shall designate from time to time including the persons listed on
               Schedule 6.1(a).  The Joint Policy Board shall consist of nine
               (9) individuals: four (4) elected by plurality vote of the Physician Members (the "Medical Group Representatives"), at least one of whom must be a primary care physician and at least one of whom shall be a specialist; four (4) appointed by PQC (the "PQC Representatives"), and the President of Medical Group (who shall serve ex-officio with vote). Each Medical Group Representative shall be a physician selected until June 30, 2000 for a one year term and thereafter for a three (3) year term by Physician Members; provided, however, that new members of the Joint Policy

               Board shall be selected as of July 31, 1997 (the "Effective Date"); that with respect to the 12 month period ending on the first anniversary of the Effective Date two (2) of the Medical Group Representatives shall be selected by the Founding Pods and two (2) of the Medical Group Representatives shall be selected by Pod R; that with respect to the next succeeding twelve month period, the Medical Group Representatives shall include at least two (2) Physician Member assigned to a Founding Pod and at least two (2) Physician Member assigned to Pod R and, in each case, selected by the Physician Members of the Founding and Additional Pods voting as a single group; and that with respect to any period beginning on or after the second anniversary of the Effective Date, the Medical Group Representatives shall be any Physician Member meeting the above criteria selected by the Founding and Additional Pods voting as a single group. Each Medical Group Representative may serve an unlimited number of terms and shall serve until a successor is selected. The PQC Representatives shall be appointed from time to time by PQC and shall include the chief operating officer of Medical Group. The Medical Group Representatives shall select, from among the physicians who are members of the Joint Policy Board, the Chair of the Joint Policy Board. The Medical Director shall be provided with notice of and shall be entitled to attend meetings of the Joint Policy Board but shall not be entitled, unless the Medical Director is also a Medical Group Representative or a PQC Representative, to vote on any matter before the Joint Policy Board.

          (b)  Authority and Responsibility.  The Joint Policy Board shall be
               ----------------------------
               responsible for periodically reviewing and making any appropriate recommendations to PQC and the Board of Directors of Medical Group regarding the operations of Medical Group, and, to the extent expressly provided in this Agreement, shall have the right to approve certain decisions by Medical Group and PQC. Any amendment of this Agreement that would limit or otherwise materially diminish the authority or responsibility of the Joint Policy Board, including without limitation any changes to this
               Section 6 or Appendices B-1 or B-2, shall require the prior approval of the Joint Policy Board. In addition, the following actions shall require the affirmative vote of a majority of the members of the Joint Policy Board:

          (i)  approval of all budgets and borrowings pursuant to Section 6.1;

          (ii) approval of the number and type of physicians required for the efficient operation of Medical Group;

         (iii) review and approval of all advertising and other marketing of the services performed by Medical Group;

        (iv) approval of Integrated Health Services and the scope of those services to be provided by Medical Group as contemplated by
               Section 3.17;

        (v) approval of the formation, maintenance and/or termination of relationships with institutional health care providers and payors, including Payor Contracts in accordance with Section 3.7;

        (vi) approval of all contracts material to Medical Group, including all amendments to real property leases in effect as of the date of this Agreement, and all the terms of and amendments to real property leases entered into after such date governing the space utilized by any Medical Group Physician;

        (vii) consideration and determination of non-clinical matters raised by Medical Group Physicians;

        (viii) approval of fee schedules and charges;

        (ix)   approval of business and strategic plans;

        (x)    approval of the Operating Manager;

        (xi) approval of Medical Group's termination of a Medical Group Physician on the basis of disability;

        (xii) approval of any change in the Baseline Amount (as defined in Section 10.2) to reflect the addition or termination of Medical Group Physicians; and

        (xiii) approval of the modification or waiver of the restrictive covenants applicable to any Medical Group Physician.

     The Joint Policy Board may consult with Medical Group, PQC and any Medical Group Physician before taking any action specified in this Section 6.1(b), but, except as otherwise provided in this Agreement, neither the recommendations of Medical Group, PQC nor any Medical Group Physician shall be binding on the Joint Policy Board. Any determination of the Joint Policy Board pursuant to (i),
(ii), (iii), (iv), (v), (vi), (xii) and (xiii) shall not be effective unless approved by the Medical Group Shareholder.

          (c)  Certain Matters Requiring Supermajority Approval.
               -------------------------------------------------
               Notwithstanding anything in Section 6.1(b) to the contrary, approval of any action with respect to the following matters shall require the approval of two thirds of the members of the Joint Policy Board (including during the first two years after the Effective Date at least one (1) Medical Group Representative from a Founding Pod and at least (1) Medical Group Representative from an Additional Pod and thereafter, at least one Physician Representative):

                (i) changes in existing physician practice patterns;

               (ii) any reimbursement contract providing for compensation to
                    Medical Group at below market rates;

              (iii) the addition of new physicians; and

               (iv) any significant budgetary changes or any material changes in the governance or financial provisions of this Agreement following a Change in Control Transaction.

          (d)  Certain Matters Regarding Medical Advisory Board Recommendation.
               ---------------------------------------------------------------
               Notwithstanding anything in this Section 6.1 to the contrary, the Joint Policy Board shall not be authorized to take any action with respect to the following matters unless requested by the Medical Advisory Board:

               (i) referrals of patients' accounts to collection agencies and development and execution of courtesy and write-off policies;

               (ii) technical procedures pursued by a Medical Group Physician
                    (as long as appropriate credential requirements are satisfied);

              (iii) non-monetary aspects of quality assurances and
                    credentialing decisions, including dismissal for quality assurance reasons of any healthcare professional; and

               (iv) the determination for quality assurance or credentialing reasons to terminate any Employment Agreement in the form attached hereto as Annex A-2 pursuant to Sections 8(c)(i),
                    (B), (C), (D), (E), (F), (G), (K) or (L) of such Employment Agreement; provided, however, that a determination that termination of an Employment Agreement pursuant to Sections 8(c)(i)(C), (F), (G), (K) or (L) of such Employment Agreement is in the best interests of Medical Group for any other reason, including the reputation, financial results or financial condition of Medical Group, may be made by the Joint Policy Board without recommendation by the Medical Advisory Board.

          (e)  Medical Advisory Board Recommendations Regarding New Physicians.
               ---------------------------------------------------------------
               (i) Notwithstanding anything in this Section 6.1 to the contrary, the Joint Policy Board shall not authorize the employment of any additional physicians (other than in connection with the merger of a physician group into Medical Group) unless the Joint Policy Board shall have sought the recommendation of the Medical Advisory Board whether the addition of such physicians is advisable on the basis of the reputation and ability of the proposed physician and the compatibility of such physician with the existing Medical Group Physicians with the same area of practice. In making its recommendation to the Joint Policy Board, the Medical Advisory Board shall consult with Medical Group Physicians in similar practice areas as the proposed additional physician. If the Medical Advisory Board recommends the physician, the Joint Policy Board shall be free to approve an Employment Agreement with such physician. If the Medical Advisory Board recommends that a physician not be approved by the Joint Policy Board, the Medical Advisory Board must recommend to the Joint Policy Board, within six months of the initial request by the Joint Policy Board, another physician with the same speciality or practice area and whose Baseline Net Adjusted Billings would be comparable to the physician proposed by the Joint Policy Board who is prepared to become a Medical Group Physician. The Medical Advisory Board shall act expeditiously in considering whether to recommend any physician to the Joint Policy Board. If the Medical Advisory Board fails to make such a recommendation within the six month period, the Joint Policy Board shall be free to offer employment to the physician originally proposed to the Medical Advisory Board if Medical Advisory Board recommended against such physician on the basis of lack of compatibility with existing Medical Group Physicians or the Medical Advisory Board made no determination.

          (ii) Notwithstanding anything in this Section 6.1 to the contrary, the Joint Policy Board shall not authorize the employment of any additional physicians in connection with the merger of a physician group into Medical Group unless the Joint Policy Board shall have sought the recommendation of the Medical Advisory Board whether the addition of such physicians is advisable on the basis of the reputation and ability of the proposed physician(s) and the compatibility of such physician(s) with the existing Medical Group Physicians with the same area of practice. The Medical Advisory Board must make a recommendation to approve or reject the employment of such physician(s) within 30 days of being advised of the proposed transaction. In reaching its recommendation, the Medical Advisory Board shall only consider the reputation and ability of the proposed physicians and the compatibility of such physicians with the existing Medical Group Physicians with the same area of practice. The Medical Advisory Board may consult with Medical Group Physicians in similar practice areas as the proposed additional physician. If the Medical Advisory Board recommends the physician(s) or fails to make a recommendation with the thirty-day period, the Joint Policy Board shall be free to approve Employment Agreement(s) with such physician(s).

          (f)  Voting; Procedures.
               ------------------

               (i) Each Medical Group Representative shall have one (1) vote and shall have the right to grant his proxy to another Medical Group Representative. Each of the PQC Representatives and the President of Medical Group shall have one (1) vote and shall have the right to grant his proxy to another member of the Joint Policy Board. Except as provided in clause (c)(ii) below, no action of the Joint Policy Board shall be effective unless authorized by a majority (or, in the case of matters set forth in Sections 6.1(c), by two-thirds) of the members of the Joint Policy Board. A quorum of the Joint Policy Board shall consist of at least three (3) Medical Group Representatives and three
                    (3) PQC Representatives, present in person or by proxy; provided, however, that if a meeting is called and a quorum cannot be obtained within thirty (30) days of notice of such meeting, then the quorum requirement shall be automatically reduced for the first meeting thereafter to a majority of the members of the Joint Policy Board, present in person or by proxy.

               (ii) The Joint Policy Board shall meet from time to time when a meeting is called by the chair or by three (3) or more members of the Joint Policy Board upon at least five (5) days' written notice to the other members of the Joint Policy Board, which notice requirement may be waived with respect to any member of the Joint Policy Board by the attendance at such meeting. The Joint Policy Board may also hold meetings by telephone or act by written consent according to procedures established by the Joint Policy Board. Minutes shall be kept of all formal actions taken by the Joint Policy Board. The Joint Policy Board may appoint a secretary who is not a member of the Joint Policy Board.

     6.2  Medical Advisory Board.  A Medical Advisory Board shall be
          ----------------------
established, which shall be responsible for: (i) providing medical advice to Medical Group on managed care contracting, including oversight of all utilization review, risk management, and peer review functions required by any Payor Contract; (ii) developing and disseminating, subject to Medical Group's approval, medical protocols and quality and outcome measures for Medical Group and the Physicians; (iii) advising Medical Group with respect to the number and qualifications of physicians required for the efficient operation of Medical Group's practice; (iv) overseeing the recruitment by Medical Group and credentialing of new physicians; and (v) whether to recommend that the Joint Policy Board consider the matters set forth in Section 6.1(d). The Medical Advisory Board shall consist of seven (7) members. The members of the Medical Advisory Board shall be the Medical Director of Medical Group and six (6) other licensed physicians elected by a plurality vote of the Physician Members, of whom three (3) shall be primary care physicians and three (3) shall be engaged in a specialist practice. The Medical Director of Medical Group shall act as chair of the Medical Advisory Board.

     6.3  The President of Medical Group.
          ------------------------------

          (a) Medical Group shall appoint, in the manner set forth in (b) below, a physician to act as President of Medical Group who shall work in conjunction with PQC in order to implement the policies established by the Joint Policy Board. Such individual shall also be an employee of PQC. Subject to the direction and supervision of the Medical Group Shareholder, the duties of the President shall include, without limitation:

          (i) interfacing with representatives from the national corporate offices of PQC;

          (ii) implementing the business and strategic plans of Medical Group and overseeing the business operation of Medical Group; and

         (iii) working with PQC representatives in negotiating and interfacing with Payors and other regulatory agencies.

     The Medical Group Shareholder shall determine the salary and fringe benefits of the President.

          (b) Subject to the By-Laws of Medical Group (which shall not be amended to reduce the rights of the Medical Group Physicians under this section without the prior consent of a majority of the Physician Members), the Physician Members shall nominate by plurality vote three (3) candidates, who shall be Physician Members, for the position of President, and the Medical Group Shareholder shall select one (1) candidate from among such nominees to be President. In the event that there is a vacancy in the position of President at any time for any reason, the Medical Group Shareholder shall have the authority to appoint a person to serve as interim President until another person is duly appointed in accordance with the above specified procedures. The President shall serve part-time in this capacity until such time as his responsibilities warrant full-time employment status. Notwithstanding the foregoing, the President shall be a Medical Group Physician active in the practice of medicine, until such time as the President's responsibilities warrant full-time employment status with the Medical Group. Medical Group may remove the President at any time in the event that the employment agreement between the President and PQC is terminated, but in such event the position of President may be filled by Medical Group Shareholder for an interim period only until a successor to the position of President has been appointed in accordance with
               the provisions of this Section 6.3(b).   Medical Group shall
               assist in the development of procedures for the nomination, appointment and replacement of the President in such a manner as to ensure a smooth transition period in the medical practice of any individual who assumes the position of the President.

     6.4  The Medical Director of Medical Group.
          -------------------------------------

          (a) Medical Group shall hire and appoint a physician to act as Medical Director to provide guidance and advice to Medical Group on clinical issues. The duties of the Medical Director shall include, without limitation:

          (i) interfacing with the National Medical Advisory Board of PQC and representing Medical Group on the PQC National Medical Advisory Board;

          (ii) chairing the Medical Advisory Board;

         (iii) providing medical advice on managed care contracting by Medical Group;

          (iv) leading the development and dissemination of medical protocols, quality and outcome measures; and

          (v)  overseeing the recruitment and credentialing of new physicians.

          The Medical Group Shareholder shall determine the salary and fringe benefits of the Medical Director.

          (b) Subject to the By-Laws of Medical Group (which shall not be amended to reduce the rights of the Medical Group under this Section without the prior consent of a majority of Physician Members), the Physician Members shall nominate by plurality vote three (3) candidates who shall be Physician Members for the position of Medical Director, and the Medical Group Shareholder shall select one (1) candidate from among such nominees to be Medical Director. In the event that there is a vacancy in the position of Medical Director at any time for any reason, the Medical Group Shareholder shall have the authority to appoint a person to serve as interim Medical Director until another person is duly appointed in accordance with the above specified procedures. The Medical Director shall serve part-time in this capacity until such time as his responsibilities warrant full-time employment status. Notwithstanding the foregoing, the Medical Director shall be a Medical Group Physician active in the practice of medicine, until such time as the Medical Director's responsibilities warrant full-time employment status with the Medical Group. Medical Group shall assist in the development of procedures for the nomination, appointment and replacement for the Medical Director in such a manner as to ensure a smooth transition period in the medical practice of any individual who assumes the position of the Medical Director. The Physician Members shall have the right to remove the Medical Director upon a two-thirds (2/3) vote of all Physician Members, but in such event the position of Medical Director may be filled only in accordance with the provisions of this Section 6.4(b).

     6.5  Operating Manager.  Subject to the reasonable approval of the Joint
          -----------------
Policy Board, PQC shall retain a full-time non-physician employee to serve as an operating manager (the "Operating Manager"). The Operating Manager shall manage and administer all of the day-to~day business transactions necessary for the operation of Medical Group. PQC shall determine the salary and fringe benefits of the Operating Manager, who shall be an employee of PQC. At the direction, supervision and control of PQC, the Operating Manager shall implement the policies established by Medical Group and the Joint Policy Board and shall generally perform the duties and have the responsibilities of an administrator.

     7.  INTELLECTUAL PROPERTY

     Medical Group acknowledges that PQC will continually develop Intellectual Property and that Medical Group may have access to and use Intellectual Property during the term of this Agreement. Medical Group agrees that, except as required for the proper operation of the medical practice in accordance with applicable law and the terms of this Agreement, it will not, directly or indirectly, use or disclose any Intellectual Property. Medical Group understands and agrees that this restriction will continue to apply after the termination of this Agreement for any reason.

     Medical Group agrees that all Intellectual Property to which it has access as a result of its relationship with PQC under this Agreement is and shall remain the sole and exclusive property of PQC. Except as required for the proper operation of the medical practice in accordance with applicable law and the terms of this Agreement, Medical Group will not copy any documents, tapes or other media containing Intellectual Property ("Documents"). Medical Group will return to PQC immediately after this Agreement terminates, and at such other times as may be specified by PQC, all Documents and copies of Documents.
Medical Group shall use its best efforts to assure that all Medical Group Physicians and other employees and agents of Medical Group are aware of and comply with the restrictions on disclosure and use of Intellectual Property set forth in this Section. (For purposes of this Section, references to PQC shall be deemed to refer to PQC and any Affiliates.)

     8.  RESTRICTIVE COVENANTS

     The parties recognize that the services to be provided by PQC hereunder shall be feasible only if Medical Group operates an active medical practice to which the physicians associated with Medical Group devote their full time and attention. Accordingly, the parties hereto agree as follows:

     8.1  Noncompetition.  During the term of this Agreement, Medical Group
          --------------
shall not, without the prior written consent of PQC, establish, operate or provide physician or other medical services at any medical office, clinic or other health care facility providing services similar to those provided by Medical Group, PQC or any Affiliate of PQC, within the Geographic Area.

     8.2  Ancillary Enterprise.  During the term of this Agreement, except as
          --------------------
permitted by this Agreement, Medical Group shall not provide any of the additional services that have been approved by the Joint Policy Board and PQC as
"Integrated Health Services" or any other services provided by PQC.   For two
(2) years after termination of this Agreement, except as permitted by this Agreement, Medical Group shall not provide any of the additional services that have been approved by the Joint Policy Board and PQC as "Integrated Health Services" or any other services provided by PQC, within fifteen (15) miles of any Pod Practice Location.

     8.3  Non-solicitation of Employees and Patients.  During the term of this
          ------------------------------------------
Agreement and for a two (2) year period thereafter, Medical Group shall not recruit, solicit or induce or attempt to induce, any employee or employees of PQC to terminate their employment with, or otherwise cease their relationship with, PQC. During the term of this Agreement and for a one (1) year period thereafter, Medical Group shall not solicit, attempt to divert or to take away, the business or patronage of any of the patients, clients, customers or accounts, or prospective patients, clients, customers or accounts of PQC or any of its Affiliates.

     8.4  Enforcement of Medical Group Physician Employment Agreements.
          ------------------------------------------------------------
Medical Group shall enforce the Employment Agreements of Medical Group Physicians, including, without limitation, restrictive covenants and liquidated damages provisions contained in such agreements. In the event that, after a request by PQC, Medical Group does not pursue any remedy that may be available to it by reason of a breach or default of the restrictive covenants and liquidated damages provisions or any other provision of any Employment Agreement, upon the request of PQC, and Medical Group shall assign to PQC such causes of action and any other rights it has related to such breach or default and shall cooperate with and provide reasonable assistance to PQC with respect thereto.

     8.5  Remedies.  PQC and Medical Group acknowledge and agree that a remedy
          --------
at law for any breach or attempted breach of the provisions of this Section 8 shall be inadequate, and, therefore, either party shall be entitled to specific performance and injunctive or other equitable relief in the event of any such breach or attempted breach, in addition to any other rights or remedies available to either party at law or in equity or under the Employment Agreements, including without limitation provisions thereunder relating to the repurchase by the Medical Group and/or the Medical Group Physicians of certain assets. Each party hereto waives any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief. If any provision of this Section 8 relating to the restrictive period, scope of activity and the territory described therein shall be declared by a court of competent jurisdiction to exceed the maximum time period, scope of activity restricted or geographical area such court deems reasonable and enforceable under applicable law, the time period, scope of activity restricted and area of restriction held reasonable and enforceable by the court shall thereafter be the restrictive period, scope of activity restricted and the territory applicable to such provision of this Section 8.
The invalidity or non-enforceability of any provision of this Section 8 in any respect shall not affect the validity or enforceability of the remainder of this
Section 8 or of any other provisions of this Agreement.

     9.  MISCELLANEOUS

     9.1  Exclusivity.  During the term of this Agreement, PQC shall be the
          -----------
exclusive provider to Medical Group of the types of services to be provided under this Agreement by PQC (the "Management Services"). During the Term, Medical Group shall not establish, operate, or provide medical services or practice medicine at a medical office, clinic or other health care facility anywhere except at offices, clinics and facilities at which PQC is the exclusive provider of Management Services; provided, however, that the Medical Group may provide (i) services at hospital and other facilities unaffiliated with PQC so long as PQC retains the sole right to provide Management Services in connection with all activities conducted by Medical Group at such hospitals and other facilities and (ii) the services set forth on Schedule 9.1. Except in connection with any Integrated Health Services which PQC is permitted to provide itself or through an Affiliate pursuant to Section 3.8 or except as two-thirds of the members of the Joint Policy Board shall otherwise approve, neither PQC nor any Affiliate may, during the term of this Agreement, provide to any other person or entity which is located or doing business in the Maryland Area, the management or other services to be provided by PQC pursuant to this Agreement or any medical or other medical related services of the type provided by Medical Group or Clinical Associates on the Effective Date, including the management of capitated contracts. If during the term of this Agreement, either PQC or any Affiliate proposes to establish an IPA in the Maryland Area, the terms set forth in Appendix E shall apply to such IPA unless another arrangement is approved by two- thirds of the members of the Joint Policy Board. For purposes of this
Section 9.1, "Maryland Area" means the state of Maryland and the following counties in the Commonwealth of Pennsylvania:

     9.2  Names; Trademarks.  Medical Group and the Pods shall conduct their
          -----------------
professional practice under the name or names mutually agreed upon by PQC and Medical Group and subject to the terms of applicable trademark licenses between PQC and Medical Group.

     9.3  Independent Contractors.  For the purpose of this Agreement and for
          -----------------------
all services to be provided hereunder, each party will be, and will be deemed to be, independent contractors and not (except to the limited extent provided in Sections 3.7, 3.13 and 3.14) employees or agents of the other party.

     9.4  [Reserved]
           --------

     9.5  Severability.  If any provision of this Agreement is found by a
          ------------
court of competent jurisdiction to be void, invalid or unenforceable, the same will either be reformed to comply with applicable law or stricken if not so conformable, so as not to affect the validity or enforceability of the remainder of this Agreement.

     9.6  Waiver.  Failure of either party to enforce a right under this
          ------
Agreement will not act as a waiver of that right or the ability to later assert that right relative to the particular situation involved.

     9.7  Notices.  Any notice required to be given pursuant to the terms and
          -------
provisions of this Agreement shall be in writing and shall be sent by certified mail, return receipt requested, postage prepaid or by reputable overnight delivery service, to PQC and Medical Group at their respective places of business as designated from time to time by the parties and to the Joint Policy Board at the address of its Chair. Notices shall be effective the second day after mailing (in the case of certified mail) or the first day after mailing (in the case of overnight delivery). A copy of any notice given to Medical Group shall be addressed to the President of Medical Group with a copy to PQC.

     9.8  Entire Agreement.  This Agreement, together with all appendices,
          ----------------
schedules and exhibits attached hereto, constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior and contemporary agreements, understandings, negotiations, and discussion, whether oral or written, of the parties respecting the subject matter hereof. All appendices, schedules and exhibits attached hereto are hereby made a part of this Agreement.

     9.9  Amendment.  Except as specifically provided elsewhere in this
          ---------
Agreement, no change or modification of this Agreement shall be valid unless the same shall be in writing and signed by an authorized officer of Medical Group and PQC and shall have been approved by the Joint Policy Board. Except as specifically provided elsewhere in this Agreement, no waiver of any material provision of this Agreement shall be valid unless the same shall be in writing and signed by an authorized officer of Medical Group and PQC and shall have been approved by the Joint Policy Board.

     9.10  Successors and Assigns.  PQC shall have the right to assign its
           ----------------------
rights and obligations under this Agreement to any entity controlled by, controlling or under common control with PQC. Except as set forth in the prior sentence, neither PQC nor Medical Group may assign its rights or delegate its obligations under this Agreement without the prior written consent of the other party. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective transferees, successors and assigns.

     9.11  Governing Law. This Agreement will be construed and enforced in
           -------------
accordance with the laws of the State of Maryland. Each of the parties hereto submits to the exclusive jurisdiction of the United States federal district courts seated in that state and agrees that process may be served upon it if it cannot otherwise be served in such state by registered or certified mail addressed as provided for notices under this Agreement.

     9.12  Headings.  Headings in this Agreement are inserted for convenience
           --------
only and are not to be considered in construing the provisions hereof.

     9.13  No Obligation to Third Parties.  Except as expressly set forth in
           ------------------------------
this Section 9.13, none of the obligations and duties of PQC or Medical Group under this Agreement shall in any way or in any manner be deemed to create any obligation of PQC or of the Medical Group to, or any rights in, any person or entity not a party to this Agreement. Notwithstanding the foregoing, in accordance with and subject to the terms of the provisions of the Employment Agreements between the Medical Group Physicians and Medical Group, the Medical

Group Physicians are hereby made third party beneficiaries of and may enforce the obligations of PQC hereunder (as the same may be amended from time to time in accordance with the provisions of Section 9.9 hereof) by any means, at law or in equity, all in accordance with any procedural requirements set forth in the said Employment Agreements; it being expressly agreed that this Agreement may be amended by the parties in accordance with Section 9.9 without the consent of the Medical Group Physicians. In the event that a dispute arises between PQC and Medical Group, or between PQC, Medical Group and a Medical Group Physician, that is not to be resolved by the Joint Policy Board under this Agreement or the Employment Agreements, the parties to the dispute shall submit the dispute to binding arbitration in Baltimore, Maryland. Each of PQC and Medical Group (in the case of a dispute between PQC and Medical Group) or PQC and the Medical Group Physician (in the case of a dispute between PQC or Medical Group and a Medical Group Physician) shall select, within 30 days of the notice of the other party's's election to arbitrate, one arbitrator, who shall not be affiliated with PQC, Medical Group or any Medical Group Physician. Each of the arbitrators so selected shall select, within 10 days of their selection, select a third arbitrator. Each of the parties to the arbitration shall present their case to the arbitrators within 30 says of the selection of the final arbitrator. All disputes shall be settled by the vote of a majority of the arbitrators. The arbitration shall be conducted in accordance with the rules of the American Arbitration Association.

     9.14  Contract Modifications for Prospective Legal Events.  In the event
           ---------------------------------------------------
(a) any state or federal laws or regulations, now existing or enacted or promulgated after the Effective Date are interpreted by judicial decision, a regulatory agency, or legal counsel with a nationally recognized expertise in the field of law in question in such a manner as to indicate that this Agreement or any provision hereof may be in violation of such laws or regulations, or (b) the Financial Accounting Standards Board, Emerging Issues Task Force or other applicable accounting standard setting entity promulgates standards or issues a consensus that would prevent PQC from consolidating for financial statement presentation purposes all Practice Revenues of Medical Group on PQC's consolidated financial statements, then PQC shall propose to the Joint Policy Board and Medical Group for their approval such amendments to this Agreement as necessary to conform the Agreement to all applicable law and preserve the underlying economic and financial arrangements between PQC and Medical Group without substantial economic detriment to either PQC or Medical Group. Any such amendment approved by the Joint Policy Board and Medical Group shall be binding upon Medical Group, and Medical Group hereby consents to any such amendment. To the extent any act or service required of PQC should be construed or deemed, by any governmental authority, agency or court, to constitute the practice of medicine by PQC, the performance of said act or service by PQC shall be deemed waived and forever unenforceable and the provisions of this Section 9.14 shall be applicable. To the fullest extent permitted by law, Medical Group hereby waives and agrees not to assert illegality as a defense to the enforcement of this Agreement or any provision hereof, instead, any such purported illegality shall be resolved pursuant to the terms of this Section 9.14.

     9.15  Availability of Certain Documents.  The parties agree, to the
           ---------------------------------
extent required by law necessary to permit receipt of reimbursement for services by Medical Group, to make available to the Secretary of Health and Human Services, the Comptroller General of the General Accounting Office, or their authorized representatives, any books, documents and records in their possession relating to the nature and extent of the costs of services hereunder for a period of four (4) years after the provision of such services.

     9.16  Gender.  References herein to the masculine shall be deemed to
           ------
refer to the feminine or neuter gender as the context may require.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above.


FLAGSHIP HEALTH, P.A.                    PHYSICIANS QUALITY CARE, INC. ("PQC")

By:  /s/ Dana Frank, M.D.                By:  /s/ Samantha J. Trotman
   ----------------------------------       -----------------------------
   Dana Frank, M.D.                          Samantha J. Trotman
   President                                 Chief Financial Officer and
                                             Vice President



FLAGSHIP HEALTH II, P.A.


By:  /s/ Dana Frank, M.D.
   ----------------------------------
   Dana Frank, M.D.
   President

                                 APPENDIX A
                                 ----------

                                 DEFINITIONS

     10.1. As used in this Agreement, the following terms shall have the meanings set forth below:

     10.2.  "Affiliate" or "Affiliates" means with respect to any person, a
             ---------      ----------
person that directly or indirectly through one (1) or more intermediaries controls, or is controlled by or is under common control with, such person.

     10.3.  "Baseline Amount" means with respect to the Founding Pods the sum of
             ---------------
Eight Million, Four Thousand, Six Hundred Fifty Six Dollars ($8,004,656). The Baseline Amount shall be adjusted from time to time as determined by the Joint Policy Board and Medical Group (i) to reflect the addition of new Physicians to the Founding Pods or the termination or resignation of any Medical Group Physician included in a Founding Pod or (ii) to reflect such other factors as PQC and the Joint Policy Board shall mutually agree to be appropriate, in consultation with the Medical Group Compensation Committee, as appropriate.

     10.4.  "Baseline Net Adjusted Billings" with respect to each Medical Group
             ------------------------------
Physician in an Additional Pod shall mean initially the amount set forth as the Baseline Net Adjusted Billings in an appendix to the Medical Group Physician's employment agreement with Medical Group, which amount is based upon such physician's estimated Net Adjusted Billings as an employee of Clinical Associates for the fiscal year ended June 30, 1997. PQC shall have the right to adjust such initial Baseline Net Adjusted Billings amount to reflect such physician's actual Net Adjusted Billings as an employee of Clinical Associates for the fiscal year ended June 30, 1997 as soon as such information is available. Baseline Net Adjusted Billings for a Medical Group Physician shall also be adjusted by PQC for changes in practice patterns (i.e., weekly hours worked, part time status), which changes shall be notified by Medical Group and the Medical Group Physician to PQC immediately; provided that Baseline Net Adjusted Billings shall be adjusted back in the event that the practice patterns
of the physicians return to their original status.   PQC shall be entitled to
review each Medical Group Physician's Baseline Net Adjusted Billings at the end of each Fiscal Year. PQC shall be entitled, without the approval of the Joint Policy Board, to reduce the Baseline Net Adjusted Billings of Medical Group Physicians engaged in a primary care practice (including OB/GYN) to reflect the Net Adjusted Billings of such Medical Group Physicians in the event that average fee for service collections for such primary care Medical Group Physicians as a percentage of fee for service billings declines by more than 5% compared to the percentage realized by such primary care Medical Group Physicians for the year ended June 30, 1997; provided, however, that the amount of such reduction shall only be equal to the excess of the actual percentage decline over 5%. PQC shall also be entitled, without the approval of the Joint Policy Board, to reduce the Baseline Net Adjusted Billings of Medical Group Physicians engaged in a specialist practice to reflect then current Net Adjusted Billings for such Medical Group Physicians in the event that average fee for service collections for such specialist Medical Group Physicians as a percentage of fee for service billings declines by more than 5% compared to the percentage realized by such specialist Medical Group Physicians for the year ended June 30, 1997; provided, however, that the amount of such reduction shall only be equal to the excess of the actual percentage decline over 5%.

     10.5.  "Book Value" means the value of an asset, after deduction for any
             ----------
depreciation or amortization, reflected on a balance sheet prepared in accordance with generally accepted accounting principles.

     10.6.  "Change in Control Transaction" means any transaction or series of
             -----------------------------
related transactions pursuant to which a single person or entity or a group of entities under common control acquire more than 50% of the capital stock of PQC; provided, however, that a Change in Control Transaction shall not be deemed to have occurred if Bain Capital, Inc or its affiliates acquires 50% or more of the outstanding capital stock of PQC or becomes entitled to exercise or exercises management control of PQC pursuant to the terms of PQC's Articles of Incorporation.

     10.7.  "Deductible Expenses" with respect to any Fiscal Period shall mean,
             -------------------
when used with respect to any Pod, an amount equal to (i) any income tax Medical Group is required to pay or withhold with respect to Medical Group Physicians assigned to such Pod, (ii) the cost of any pension and any other benefits not included in Practice Expenses, in each case that are provided to such Medical Group Physicians and (iii) any Discretionary Expenses; provided, however, that the parties agree and understand that Deductible Expenses may include items that are not deductible for income tax purposes, and PQC makes no representation as to the deductibility of such items for purposes of income tax liabilities of any Medical Group Physician or Medical Group.

     10.8.  "Discretionary Expenses" means, during the Fiscal Period ended
             ----------------------
December 31, 1996, any increase in actual staffing or other expenses, including Physician Pod Practice Expenses, above the levels set forth in Appendix D to this Agreement, subject to adjustment in successive Fiscal Periods pursuant to approval by the Joint Policy Board as part of the budgetary process contemplated in Appendix A to the form of Employment Agreement attached hereto. With respect to any Fiscal Period commencing after December 31, 1996, Discretionary Expenses means any personnel, operating and other expenses, including Physician Pod Practice Expenses, over and above the standard levels developed by the Joint Policy Board and approved by PQC and included in a Pod's annual operating budget, as adjusted from time to time in accordance with Appendix B attached hereto or the terms of any Employment Agreement. In addition, "Discretionary Expenses" shall include for a given Pod any liability (in the case of Flagship II, in excess of the amount accrued therefor on Flagship II financial statements as of the Effective Date) for federal, state, local or other taxes attributable to the merger into Medical Group (or attributable to taxable periods preceding the merger) of any entity owned by one or more Medical Group Physicians practicing in such Pod; provided, however that there shall be excluded any such tax liability if and to the extent that Medical Group or PQC has received payment from the Physician Members of the applicable Pod pursuant to the indemnification provisions of any agreement of merger pursuant to which the said merger has occurred; and provided, further that if any such Discretionary Expense arises prior to an initial public offering of PQC stock, the Joint Policy Board may recommend to PQC that it consider taking steps to finance such taxes or otherwise stage the imposition of such Discretionary Expenses over a period of three years, which recommendation shall be subject to the Board of Directors of PQC.

     10.9.  "Effective Date"  means July 31, 1997.
             --------------

     10.10.  "Fiscal Period" means the twelve (12) month or shorter period
              -------------
ending on December 31 of each year.

     10.11.  "Geographic Area" means the states of Maryland, Delaware,
              ---------------
Pennsylvania (including all areas within a 15 mile radius of Philadelphia), Virginia, West Virginia, and the District of Columbia

     10.12.  "Gross Margin" means, for any Fiscal Period, the excess (or
              ------------
deficit) of Practice Revenues over Practice Expenses.

     10.13.  "Including" or "to include" any item shall mean containing or to
              ---------      ----------
contain such item as part of a whole, without any implied exclusion of other items.

     10.14.  "Incremental Amount" means the excess, if any, of Net Adjusted
              ------------------
Billings attributable to a Medical Group Physician over the Market Compensation for such physicians. "Market Compensation" means an amount equal to twice the average compensation of physicians with a similar practice in the Baltimore metropolitan area as reported by a standardized reporting source selected by the Joint Policy Board.

     10.15.  "Integrated Health Services" means any business that Medical Group
              --------------------------
or PQC establishes in the Geographic Area, whether directly or through a subsidiary, that (i) provides medical or medical related services that are not traditionally performed by physicians or physician practices at medical offices (it being agreed that in-office laboratory and other ancillary services performed by the Medical Group Physicians on the Effective Date of this Agreement shall be deemed to be medical services and are not Integrated Health Services) and (ii) are determined to be Integrated Health Services by PQC, Medical Group, and the Joint Policy Board.

     10.16.  "Intellectual Property" means all (i) patents, patent applications,
              ---------------------
patent disclosures and all related continuation, continuation-in-part, divisional, reissue, re-examination, utility model, certificate of invention and design patents, registrations and applications for registrations, (ii) trademarks, services marks, trade dress, logos, trade names and corporate names and registration and applications for registration thereof, (iii) copyrights and registrations and applications for registration thereof, (iv) mask works and registrations and applications for registration thereof, (v) computer software, data and documentation, (vi) trade secrets and confidential business information, whether patentable or non-patentable and whether or not reduced to practice, know-how, clinical product and service processes and techniques, research and development information, medical protocols, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information, (vii) other proprietary rights relating to the foregoing (including, without limitations, remedies against infringement thereof and rights of protection of interest therein under the laws of all jurisdictions) and (viii) copies and tangible embodiments thereof; provided, however, that there is excluded from the definition of "Intellectual Property" any information (a) previously known to or under development by a Medical Group Physician and listed on an Appendix to his Employment Agreement, (b) generally known in the health care industry, or (c) obtained by a Medical Group Physician from a third party lawfully possessing such Intellectual Property

     10.17.  "Medical Group Shareholder" means the individual or individuals in
              -------------------------
whose name the shares of Medical Group have been issued.

     10.18.  "Net Adjusted Billings" shall have the meaning set forth in
              ---------------------
Schedule 10.18 attached hereto, as such schedule shall be amended from time to
--------------
time by the Joint Policy Board.

     10.19.  "Net Margin" means, for any Fiscal Period, the excess (or deficit)
              ----------
of Gross Margin less the sum of (i) the Baseline Amount, and (ii) PQC Direct Expenses.

     10.20.  "Non-Established Physician" shall mean any Medical Group Physician
              -------------------------
assigned to an Additional Pod (i) who did not have an established practice that is merged into the Medical Group, (ii) listed in Schedule B-2, or (iii) whose
                                                 ------------
Baseline Net Adjusted Billings would be less than the Market Compensation (as defined in 10.13) for such physician; provided, however, that a Medical Group Physician shall cease to be a Non-Established Physician on the basis of clauses
(i) or (ii) above at such time as the Joint Policy Board determines to be appropriate.

     10.21.  "Payor" shall mean any insurer, health maintenance organization,
              -----
preferred provider organization, self-insured employer, labor union or other organization or entity that arranges for the delivery of health care services to enrollees or patients, including the Medicare and Medicaid programs and including independent practice associations, physician-hospital organizations, medical groups and other licensed providers.

     10.22  "Payor Contracts" shall mean the contracts, agreements and
             ---------------
arrangements between Medical Group and Payors for the provision of health care items and services.

     10.23.  "Physician Draw" shall mean, with respect to each Physician, for
              --------------
each Fiscal Period (prorated for any partial Fiscal Periods) the amount of cash to be advanced to Physician on a bi-weekly or monthly basis as an interim payment of, in the case of the Founding Pods, the portion of Gross Margin and Net Margin due to Physician hereunder, and in the case of the Additional Pods, the Available Amount. Physician Draw shall be subject to change from time to time in accordance with the provisions of Appendix B hereof. For purposes of the Fiscal Period commencing January 1, 1996, the Physician Draw shall be, for each Physician, the amount set forth on Schedule B-1 attached to this Agreement.

     10.24.  "Pod Physician" shall mean, with respect to a Pod, all Medical
              -------------
Group Physicians who are assigned to the Pod.

     10.25.  "Pod Practice" or "Pod" shall mean, with respect to a Pod, the
              ------------      ---
medical practice of Medical Group as conducted through the Pod: (i) a Pod

Practice Location, or (ii) a group of Pod Practice Locations, or (iii) a functional line of business such as a laboratory, and in the case of clause (ii) or (iii), as approved by the Joint Policy Board to function as a distinct reporting unit within Medical Group.

     10.26.  "Pod Practice Locations" shall mean, with respect to a Pod, all
              ----------------------
Practice Locations assigned to the Pod.

     10.27.  "PQC Direct Expenses" or "Direct Expenses" shall mean all actual
              -------------------      ---------------
direct expenses of PQC incurred in connection with providing management services to Medical Group under this Agreement calculated in accordance with generally accepted accounting principles, including rent, utilities, cleaning, and other occupancy costs attributable to PQC's Baltimore office or any other office in the Geographic Area maintained for the purpose of supporting one (1) or more Pod Practice Locations (together with PQC's Baltimore office, the "Area Offices"); salary and benefit expense for PQC's employees providing services to benefit any one (1) or more of the Pod Practice Locations; depreciation and amortization of equipment located at the Area Offices except depreciation and amortization with respect to the assets initially acquired by PQC or Medical Group from Medical Group Physicians on their practices; telephone, facsimile, and similar communication charges (including the cost of any so-called tie-line from the Area Offices to the office housing the principal central computer system for physician practice sites managed by PQC or any of its affiliates); maintenance and repair costs for the Area Offices and equipment located therein; insurance related to the Area Offices and PQC's employees based in any such office or any one (1) or more of the Pod Practice Locations; professional services (including legal and accounting) related directly to the Area Offices or any of the Pod Practice Locations; office supplies used by PQC's Area Offices or any of PQC's employees located at any of the Pod Practice Locations; and other expenses incurred by PQC with the consent of the Joint Policy Board.

     10.28.  "Practice Expenses" shall mean, with respect to a Pod, the
              -----------------
following expenses:

     (a) Salaries, fringe benefits, and employment taxes and insurance (or self insured losses) of all Administrative Staff and Clinical Staff (as defined in Sections 3.4 and 2.5 of this Agreement) and physicians who are not Medical Group Physicians, whether employees or independent contractors, working at or for the direct benefit of the Pod Practice Locations; and employment taxes and expenses for a standard package of health and disability insurance approved by the parties prior to the Effective Date and for up to $50,000 of term life insurance coverage for Pod Physicians;

     (b) The direct cost (excluding any general and administrative overhead of PQC) of any other management, administrative or professional services provided at or in connection with the Pod Practice that are incurred by PQC or Medical Group, including management, billing and collections, business office consultation, accounting and legal services for the Pod Practice;

     (c)

          (i) The cost of capital (including actual interest on indebtedness incurred by or on behalf of Medical Group but only to the extent actual interest is incurred from a third party other than Bain Capital), to finance or refinance obligations of Medical Group related to the Pod Practice, to purchase medical or nonmedical equipment for the Pod Practice (other than those assets, if any, purchased by PQC as part of the initial acquisition of the medical practice that served as the basis of the Pod) or to provide working capital or finance new ventures of Medical Group related to the Pod Practice;

          (ii) depreciation and amortization charges to be paid to PQC, the amounts of which shall be set forth in the Pod Budget or for costs of capital described in Section 10.27(e)(i) of this Appendix A, or, if in excess of the budgeted amount, is agreed upon by PQC and the Joint Policy Board (expressly excluding any depreciation and amortization charges relating to assets, if any, purchased by PQC as part of the initial acquisition of the medical practice that served as the basis of the Pod;

     (d) Occupancy costs attributed be the Pod Practice (whether principal, interest, depreciation, taxes or rent) incurred in obtaining, improving, developing, leasing, operating, maintaining; replacing and preserving office space and equipment for the Pod Practice, including janitorial services, refuse disposal and medical waste disposal;

     (e) Direct costs incurred in obtaining, leasing, operating, maintaining and replacing computer systems and software located at the Pod Practice Locations, including billing systems, outcomes reporting systems and financial reporting systems and the cost of so-called tielines;

     (f) All utilities, including but not limited to telephone service (including business calls on cellular telephones), answering services, electricity, heat, water, and sewer that are used at the Pod Practice Locations;

     (g) Postage, facsimile, collection and credit verification costs incurred for the Pod Practice;

     (h) Pharmaceuticals, x-ray and laboratory expenses (both in-house and other) for the Pod Practice;

     (i) Medical supplies for the Pod Practice;

     (j) All office supplies for the Pod Practice;

     (k) Copying charges for the Pod Practice;

     (l) Professional journals and books, professional dues and memberships, and magazine and newspaper subscriptions for the Pod Practice;

     (m) Continuing Medical Education expenses for the Pod Physicians, within guidelines approved by the Joint Policy Board;

     (n) Direct advertising, accounting and legal expenses incurred in connection with the Pod Practice;

     (o) Insurance expenses, including but not limited to (1) general liability, fire, and property for each Pod Practice Location and (2) professional liability insurance for Pod Physicians and for Clinical Staff while providing services in connection with the Pod Practice; provided, that, in the event that PQC causes Pod R to change professional liability insurance carriers, Practice Expenses shall not include the cost of coverage to the extent, but only to the extent, that the aggregate cost of the new professional liability policy and the nose and/or tail coverage exceeds the cost of the professional liability coverage maintained by the physicians in Rod R on the Effective Date;

     (p) Any casualty losses suffered by Medical Group that are related to the Pod Practice to the extent that such losses are not reimbursed by any third party responsible therefor or through insurance;

     (q) A pro rata share calculated on the basis of the ratio of the number of Pod Physicians to the number of Medical Group Physicians or such other reasonable allocation methodology as PQC may develop from time to time and as may be approved by the Joint Policy Board, of expenses incurred by PQC and included within a budget approved by the Joint Policy Board for Medical Group as a whole (excluding any corporate-related general and administrative overhead of PQC), for example, Medical Group-wide management information system expenses, malpractice costs for Medical Group as a whole (as opposed to individual physicians), accounting and pension plan services, Medical Group tax return preparation, and providing or arranging for other necessary administrative, accounting and legal services. Overhead of Medical Group and PQC included in Practice Expenses shall be allocated by PQC and the Joint Policy Board among the Additional and Founding Pods in an equitable manner that (i) does not penalize the Additional Pods for (a) the higher historical overhead expenses of the Founding Pods compared to Pod R and (b) increased overhead expense incurred by Medical Group to improve the profitability of the Founding Pods and (ii) does not penalize the Founding Pods for increased overhead expense due to the Additional Pods.

     (r) With respect to Pod R, 100% (subject to the limitations set forth in Section 7.5(a) of the Merger Agreement between Flagship II, Clinical Associates and PQC) of any Damages (as defined in the Merger Agreement ) arising out of, or relating to, the conduct of the business of Clinical Associates prior to August 1, 1997, except to the extent that PQC recovers such Damages pursuant to Article VII of the Merger Agreement.

     29.  "Practice Revenues" with respect to a Pod, the amount equal to all
           -----------------
revenues of Medical Group attributable to the Pod Practice or assigned by the Pod Physicians pursuant to their Employment Agreements with the Medical Group, net of federal, state and local income taxes of Medical Group, adjustments for uncollectible accounts, Medicare, Medicaid and other contractual allowances, discounts, workers' compensation adjustments, professional courtesies and other reductions in collections, including: (a) all professional fees and other charges actually recorded each month on an accrual basis of accounting under generally accepted accounting principles as a result of medical services rendered by Medical Group through the Pod and the Pod Physicians, whether rendered in an outpatient or inpatient setting; (b) the technical component of fees earned with respect to services rendered by Medical Group through the Medical Group Pod (including all fees for technical and ancillary services and all facility fees and similar charges); (c) all collections from managed care organizations and Payors, or payments made in respect of enrollees of such managed care organizations or Payors, including payments made periodically on a per member basis for the partial or total medical needs of a subscribing member, and any co-payments and incentive bonuses, management fees and other amounts received and fees paid in respect of services provided by or through the Pod as a result of a capitation plan or risk-sharing arrangement; (d) grants, fees and other payments in connection with basic or clinical research conducted by Pod Physicians or under grant programs, whether publicly or privately funded, including grants or programs for the care of special patient populations; (e) consulting fees of Pod Physicians, including without limitation honoraria, witness fees and like amounts; (f) fees and payments for workers compensation evaluations or independent medical examinations; (g) all coordination of benefits, patient co-payments or deductibles and third-party liability recoveries; and (h) any other revenues from the practice of medicine or provision of health care items and services of any kind, except to the extent that the parties may otherwise agree in writing). With respect to Pod R, Practice Revenues shall also include, without duplication of the foregoing, all revenues earned with respect to Pod R from sources of revenue that were included in the revenues of Clinical Associates prior to the Closing Date. Notwithstanding the foregoing, Practice Revenues shall not include any income unrelated to any of the foregoing items that is personal to a Pod Physician and unrelated to the provision of health care or ancillary services (e.g., personal dividend or trust income), and provided further that the Joint Policy Board may approve in writing the retention by a Pod Physician of limited honoraria and similar amounts.

                                 APPENDIX B-1
                                 ------------

                            FINANCIAL ARRANGEMENTS

                                 FOUNDING PODS
                                 -------------

     1.  General.  As set forth in greater detail below and subject to all of
         -------
the conditions and provisions hereof, the parties agree that the aggregate compensation to be paid to PQC for services rendered under this Agreement with respect to the Founding Pods shall equal the sum of (1) all PQC Direct Expenses which are incurred in connection with the provision of services to Medical Group and (2) additional compensation equal to fifty percent (50%) of Net Margin of the Founding Pods. This Appendix B-1 also provides for the priority of application of Practice Revenues of the Founding Pods to various categories of expenditures.

     2.  Application of Practice Revenues of the Founding Pods.
         -----------------------------------------------------

     Practice Revenues of the Founding Pods shall be applied to expenses and other required distributions under this Agreement in the following order of priority:

     (a) Step 1 - Practice Revenues of the Founding Pods shall be applied to pay
     --- ------
Practice Expenses of the Founding Pods.

     (b) Step 2 - Any Gross Margin attributable to the Founding Pods remaining
     --- ------
after Step 1 above shall next be applied to payment of (i) the Baseline Amount (minus the amount necessary to pay all Deductible Expenses of the Founding Pods) and (b) PQC Direct Expenses on a proportional basis equal to the ratio of (i) the Baseline Amount to (ii) PQC Direct Expenses as approved by the Joint Policy Board for the then current Fiscal Period or in the absence of approval of a budget for the then current Fiscal Period, in the ratio set forth on Schedule B-1 attached to this Agreement. By way of example only and not as a limitation, if the Baseline Amount is $12 million and budgeted PQC Direct Expenses allocated to the Founding Pods are $1 million, then under this Step 2 12/13ths or 92.31% of each dollar of Gross Margin shall be allocated to Medical Group for payment of the Baseline Amount and the remaining 1/13th or 7.69% of each dollar of Gross Margin shall be allocated to PQC.

     (c) Step 3 - After completion of Step 2, any remaining Net Margin
     --- ------
attributed to the Founding Pods shall be allocated fifty percent (50%) to Medical Group for distribution to the Medical Group Physicians in the Founding Pods and fifty percent (50%) to PQC as additional compensation hereunder.

     Subject to review by the Joint Policy Board, PQC shall calculate the amounts of Gross Margin and Net Margin to be allocated to each of Medical Group and PQC under this Section 2. If the Gross Margin is negative in any Fiscal Period, such negative amount shall constitute Practice Expenses of the Founding Pods for the next following Fiscal Period. In the event Net Margin is negative in the Fiscal Periods ending December 31, 1997 or December 31, 1998, PQC may be obligated to make a loan to Medical Group in accordance with the provisions of
Section 3.5 of the Agreement.

     3.  Payment of Physician Draw.  On a bi-weekly basis, PQC shall distribute
         -------------------------
to Medical Group from the Founding Pod Medical Group Account referred to in
Section 3.12 of this Agreement an amount equal to one twenty-sixth of the budgeted aggregate Physician Draw (minus the amount necessary to pay all Deductible Expenses) for distribution by Medical Group; provided, however, if
(a) at any time during a Fiscal Period, PQC determines that the amount of Practice Revenues allocated to the payment of aggregate Physician Draw under this Appendix B-1 for any Fiscal Period may be less than ninety-five percent (95%) of the budgeted aggregate Physician Draw of Medical Group Physicians in the Founding Pods for such Fiscal Period, or (b) if PQC or the Joint Policy Board determines (1) the aggregate Practice Expenses of a Founding Pod for such Fiscal Period will exceed the aggregate budgeted Practice Expenses of such Founding Pod for such Fiscal Period, or (2) the aggregate Practice Revenues of a Founding Pod will be less than the aggregate budgeted Practice Revenues of such Founding Pod, PQC may, and upon direction from the Joint Policy Board, shall, reduce the aggregate Physician Draw in such manner as PQC determines to be appropriate. Subject to the provisions of Section 3.5 of this Agreement, the aggregate Physician Draw of Medical Group Physicians in the Founding Pods shall be adjusted to reflect the addition of new Medical Group Physicians to a Founding Pod or the termination or resignation of any Medical Group Physician assigned to a Founding Pod or to reflect such other factors as PQC and the Joint Policy board shall mutually agree to be appropriate. PQC may, but shall not be required to, advance money to the Compensation Pool as defined in Appendix A to the Employment Agreement to fund such Physician Draw.

     4.  Payment of Variable Distribution Pool.  Within forty-five (45) days of
         -------------------------------------
the end of each of the first three (3) calendar quarters in each Fiscal Period, PQC shall advise Medical Group's Compensation Committee (as defined in Employment Agreements) of the amount (the "Variable Distribution"), if any, of Net Margin allocable to Medical Group under Section 2 of this Appendix B-1 that has not been used, or is not reasonably anticipated by PQC to be needed for Medical Group to fund, all amounts required to be funded by Section 3. PQC shall disburse to Medical Group from the Founding Pod Medical Group Account referred to in Section 3.12 of this Agreement the amount of the Variable Distribution, which shall be distributed to the Medical Group Physicians in the Founding Pods in such manner consistent with law as is described in Section 4 of Appendix A to the Employment Agreements.

     5.  Annual Reconciliation of Distributions.  Within sixty (60) days after
         --------------------------------------
the end of each year, PQC shall (i) total and report Practice Revenues and Practice Expenses for each of the Founding Pods, (ii) total and report aggregate Practice Revenues for all Founding Pods and aggregate Practice Expenses for all Founding Pods, (iii) total and report PQC Direct Expenses, (iv) total and report all amounts advanced as Physician Draws and Variable Distributions with respect to the Founding Pods, (v) total and report the level of Gross Margin, whether positive or negative, and (vi) total and report the level of Net Margin, whether positive or negative (taking into account any adjustments necessary in the event that distributions during the said Fiscal Period or any prior Fiscal Periods have resulted in an over-advancement or under-advancement of funds). Each Founding Pod, as a Discretionary Expense of its Medical Group Physicians, may inspect Medical Group's books and records and PQC's books and records in order to verify the amount and proper calculation of the sums to be determined hereunder. PQC may not charge any Pod or Physician Member any access or similar fee in connection with any request to review books and records. If such independent accounting presents a report identifying a departure in such financial reports from generally accepted accounting principles, which departure has had a material adverse effect on the revenues allocated to Physician Group, PQC shall reimburse the Physician Members for the cost of such report.

     6.  Distribution in Event of Actual or Anticipated Negative Gross Margin.
         --------------------------------------------------------------------
In the event that for any calendar quarter, Gross Margin is a negative number or in the event either party gives notice to the other that there is reason to believe Gross Margin may be a negative number, PQC shall promptly propose a remedial plan of action to the Joint Policy Board and the parties agree to cooperate in good faith in order to implement such remedial plan or such other corrective action as shall be approved by the Joint Policy Board. At PQC's sole discretion, PQC may elect to advance working capital funds to Medical Group in such amounts and at such times, and from time to time, as PQC shall determine necessary to satisfy aggregate Practice Expenses for all Founding Pods, such advances to be treated as loans, the repayment of which shall be required in accordance with the definition of "Practice Expenses" in Section 10.27 of Appendix A hereto. In the event PQC shall elect not to make advances sufficient to satisfy aggregate Practice Expenses for all Founding Pods and Medical Group has not otherwise satisfied Practice Expenses from its own resources, either party shall have the right to terminate this Agreement upon thirty (30) days' written notice.

     7.  Manner of Payment of Final Reconciliation.  Within seventy (70) days
         -----------------------------------------
after the end of the Fiscal Period, Medical Group and PQC shall make such payments, if any, to each other as may be required under the provisions of this Appendix B-1. Medical Group covenants to distribute any amounts to the Medical Group Physicians in a manner that complies with all applicable law.

     8.  Manner of Payment of PQC Direct Expenses and Compensation to PQC.  PQC
         ----------------------------------------------------------------
shall arrange for the payment of PQC Direct Expenses and the compensation to PQC itself in accordance with the terms of this Appendix and is hereby authorized to make withdrawals from the Founding Pod Medical Group Account for such amounts at the time or times that the amounts become due. Medical Group hereby authorizes PQC to make such withdrawals from the Founding Pod Medical Group Account for accrued but unpaid PQC Direct Expenses and compensation owed to PQC under the provisions of this Appendix B-1 after termination of this Agreement.

                                 APPENDIX B-2
                                 ------------

                             FINANCIAL ARRANGEMENTS

                                ADDITIONAL PODS
                                ---------------

     1.  General.  As set forth in greater detail below and subject to all of
         -------
the conditions and provisions hereof, the parties agree that the aggregate compensation to be paid to PQC for services rendered under the Agreement with respect to the Additional Pods shall be the aggregate of the amounts determined in paragraphs 2, 3, 4, 5, 6 and 7 below.

A Revenue Flow table is attached as Schedule B-2.

Practice Revenue Attributable to Net Adjusted Billings.

     2.  Pod R Specialists.  Net Adjusted Billings with respect to Physicians
         -----------------
with specialists practice (a specialist being a physician at least 80% of whose billings are derived from a specialist practice, excluding OB/GYN and mental health) in Pod R on the Effective Date ("Net Adjusted Specialists Billings") for any Fiscal Year shall, except as provided in Section 4 of this Appendix B-2, be allocated between PQC and Medical Group in the following order of priority:

     (a)  Step 1 - Net Adjusted Specialist Billings shall be allocated to the
          ------
          Additional Pod Medical Group Account until an amount equal to the Baseline Net Adjusted Billings for Medical Group Physicians with specialist practices in Pod R on the Effective Date has been allocated to the Additional Pod Medical Group Account.

     (b)  Step 2 - The next $3 million (or any lesser amount, if there shall not
          ------
          be $3 million of additional Net Adjusted Specialist Billings) of Net Adjusted Specialist Billings shall be allocated 35% to PQC as compensation for its services and 65% to the Additional Pod Medical Group Account.

     (c)  Step 3 - Any Net Adjusted Specialist Billings that remains unallocated
          ------
          after Steps 1 and 2, shall be allocated 20% to PQC as compensation for its services and 80% to the Additional Pod Medical Group Account.

     3.  Other Physicians.  Net Adjusted Billings with respect to primary care
         ----------------
physicians and any physicians with specialist practices who are not subject to paragraph 2 or 4 ("Net Adjusted Physician Billings") for any Fiscal Year shall, except as provided in Section 4 of this Appendix B-2, shall be allocated between PQC and Medical Group in the following order of priority:

     (a)  Step 1 - Net Adjusted Physician Billing shall be allocated to
          ------
          Additional Pod Medical Account until an amount equal to the Baseline Adjusted Net Billings for primary care Group Medical Physicians and Group Medical Physicians with specialist practices who are not subject to paragraphs 2 or 4 has been allocated to the Additional Pod Medical Group Account.

     (b)  Step 2 - Any Net Adjusted Physician Billing not allocated in Step 1
          ------
          shall be allocated 20% to PQC as compensation for its services under this Agreement and 80% to the Additional Pod Medical Group Account.

     4.  Non-Established Physicians.  With respect to any Non-Established
         --------------------------
Physician, 20% (unless a different percentage is approved by the Joint Policy Board) of the Incremental Amount with respect to such physician shall be allocated to PQC as compensation for its services under this Agreement and the remaining Net Adjusted Billings with respect to such Medical Group Physician (less the compensation payable to the Non-Established Physician under the Non-Established Physician's employment agreement with Medical Group) shall be allocated to the Additional Pod Medical Group Account.

Practice Revenue Not Attributable to Net Adjusted Billings.

     5.  Revenue not included in Net Adjusted Billings.  Any Practice Revenues
         ----------------------------------------------
of the Additional Pods for any fiscal year that are not included in Net Adjusted Billings ("Other Revenues") shall be allocated to Additional Pod Medical Group Account, provided, however, if Practice Expenses are less than [__% to be included based upon historical Net Adjusted Billings] ("Historical Overhead") of Practice Revenue, PQC shall be allocated an amount equal to 50% of (x) Practice Revenue multiplied by (y) the difference between Historical Overhead and Overhead for such fiscal year. Overhead shall be calculated in the manner set forth on Schedule B-2(b).

Ancillary Revenue

     6.  Laboratory Services.  Net Margin from centralized laboratory services
         --------------------
(which for purposes of this paragraph 6 shall mean revenue from laboratory ancillary services less (i) direct expenses of such laboratory ancillary services and (ii) an allocation of overhead of the Medical Group, which allocation, or the methodology used to make such allocation, shall be approved by the Joint Policy Board) attributable to Additional Pods will be allocated 80% to PQC and 20% to the Additional Pods Medical Group Account.

     7.  Non- Laboratory Ancillary Services.  Net Margin from incremental non-
         -----------------------------------
laboratory ancillary services other than the non-laboratory ancillary services listed in Schedule 10.17 (which for purposes of this paragraph 7 shall mean
          --------------
revenue of non-laboratory ancillary services less (i) direct expenses from such non-laboratory ancillary services and (ii) an allocation of Medical Group overhead, which allocation, or the methodology used to make such allocation, shall be approved by the Joint Policy Board) will be allocated 50% to PQC and 50% in the aggregate to the Found Pod Medical Group Account and the Additional Pod Medical Group Account.

Certain Practice Expenses

     8.  Certain Expense Not Practice Expenses.  Expenses of administrative
         --------------------------------------
staff and support services (including all PQC or Flagship support services) included within Clauses (a) and (b) of the definition of Practice Expenses shall not be deemed to be Practice Expense of Pod R to the extent, but only to the extent, that the costs of such administrative staff and support services are in excess of historical levels for Clinical Associates and such increase in costs is specifically attributable to (x) services performed by such administrative staff for Pods other than Pod R and not to the addition of physicians to Pod R or change in the market costs for such services or labor rates or (y) additional support services to which Pod R, acting reasonably, shall have objected at the time their implementation was proposed by PQC.

Medical Group Account

     9.  Allocation of Net Adjusted Billings to Medical Group Account.  Amounts
         -------------------------------------------------------------
allocable to the Additional Pod Medical Group Account pursuant to paragraphs 2, 3, 4, 5, 6 and 7 (to the extent the allocation in made to the Additional Pods) shall first be used to pay all Practice Expenses of the Additional Pods. Any amount remaining after the payment of Practice Expenses shall be available for distribution to Medical Group Physicians in the Additional Pods.

     10.  Payment of Physician Draw.  On a monthly basis, PQC shall distribute
          -------------------------
to Medical Group from the Additional Pod Medical Group Account referred to in
Section 3.12 of this Agreement an amount equal to one twelfth of the budgeted aggregate Physician Draw of Medical Group Physicians in the Additional Pods (minus the amount necessary to pay all Deductible Expenses) for distribution by Medical Group; provided, however, if (a) at any time during a Fiscal Period, PQC determines that the amount of Net Adjusted Billings allocated to the Additional Pod Medical Group Account pursuant to this Appendix B-2 net of Practices Expenses (the "Available Amount") for any Fiscal Period may be less than ninety-five percent (95%) of the budgeted aggregate Physician Draw for such Fiscal Period with respect to the Medical Group Physicians in the Additional Pods, or
(b) if PQC or the Joint Policy Board determines (1) the aggregate Practice Expenses of an Additional Pod for such Fiscal Period will exceed the aggregate budgeted Practice Expenses for such Additional Pod for such Fiscal Period, or
(2) the aggregate Net Adjusted Billings allocable to the Additional Pod Medical Group Account with respect to an Additional Pod will be less than the aggregate budgeted Net Adjusted Billings allocable to the Medical Group with respect to such Additional Pod, PQC may, and upon direction from the Joint Policy Board, shall, reduce the aggregate Physician Draw with respect to the Additional Pods in such manner as PQC determines to be appropriate. Subject to the provisions of Section 3.5 of this Agreement, the aggregate Physician Draw with respect to the Additional Pods shall be adjusted to reflect the addition of new Medical Group Physicians to an Additional Pod or the termination or resignation of any Medical Group Physician from an Additional Pod or to reflect such other factors as PQC and the Joint Policy board shall mutually agree to be appropriate. PQC may, but shall not be required to, advance money to the Compensation Pool as defined in Appendix A to the Employment Agreement to fund such Physician Draw.

     11.  Payment of Variable Distribution Pool.  Within forty-five (45) days of
          -------------------------------------
the end of each of the first three (3) calendar quarters in each Fiscal Period, PQC shall advise Medical Group's Compensation Committee (as defined in Employment Agreements) of the amount (the "Variable Distribution"), if any, of the Available Amount that has not been used, or is not reasonably anticipated by PQC to be needed for Medical Group to fund, all amounts required to be funded by paragraph 10. PQC shall disburse to Medical Group from the Additional Pod Medical Group Account referred to in Section 3.12 of this Agreement the amount of the Variable Distribution, which shall be distributed to the Medical Group Physicians in the Additional Pod in such manner consistent with law as is described in Section 4 of Appendix A to the Employment Agreements.

     12.  Annual Reconciliation of Distributions.  Within sixty (60) days after
          --------------------------------------
the end of each year, PQC shall (i) total and report Net Adjusted Billings and Practice Expenses for each Additional Pod, (ii) total and report aggregate Net Adjusted Billings and Practice Expenses for all Additional Pods, (iii) total and report all amounts advanced as Physician Draws and Variable Distributions with respect to the Additional Pods. Each Additional Pod, as a Discretionary Expense of its Medical Group Physicians, may inspect Medical Group's books and records and PQC's books and records in order to verify the amount and proper calculation of the sums to be determined hereunder. PQC may not charge any Pod or Physician Member any access or similar fee in connection with any request to review books and records. If such independent accounting presents a report identifying a departure in such financial reports from generally accepted accounting principles, which departure has had a material adverse effect on the revenues allocated to Physician Group, PQC shall reimburse the Physician Members for the cost of such report and appropriate adjustments to the Additional Pod Medical Group Account.

     13.  Manner of Payment of Final Reconciliation.  Within seventy (70) days
          -----------------------------------------
after the end of the Fiscal Period, Medical Group and PQC shall make such payments, if any, to each other as may be required under the provisions of this Appendix B-2. Medical Group covenants to distribute any amounts to the Physicians in a manner that complies with all applicable law.

     14.  Manner of Payment of Compensation to PQC.  PQC shall arrange for the
          ----------------------------------------
payment of the compensation to PQC itself in accordance with the terms of this Appendix B-2 and is hereby authorized to make withdrawals from the Medical Group Account for such amounts at the time or times that the amounts become due. Medical Group hereby authorizes PQC to make such withdrawals from the Additional Pod Medical Group Account for compensation owed to PQC under the provisions of this Appendix B-2 after termination of this Agreement.

                                 SCHEDULE B-1
                                 ------------


I.  Name of Physician                    Physician Draw for Fiscal Period Ending
                                         December 31, 1996
                                         ---------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

[See Section 6 of Appendix A to the Employment Agreements with the Physician Members.]

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

II.  Ratio of Baseline Amount to budgeted PQC Direct Expenses

-------------------------------------------------------------------------------

                                 APPENDIX C
                                 ----------

                              LIST OF PHYSICIANS
                              ------------------



Name of Pod           Partner Physicians               Employed Physicians
-----------           ------------------               -------------------

Pod A

Pod B

Pod C

Pod D

Pod E

Pod F

Pod G

Pod H

Pod I

Pod J

Pod K

Pod L

Pod M

Pod N

Pod O

Pod P

Pod Q

Pod R

Services Agreement Schedules

Schedule 2 - Facilities

Flagship leases offices at the following addresses:

Lease Agreement by and between Park Medical Associates, P.A. and Johns Hopkins Suburban Health Center Limited Partnership for Green Spring Station, dated January 28, 1994.

Sublease by and between Broadway Medical Management Corp. and Marshall S. Bedine, M.D., P.A., dated December 11, 1995, for lease of office space at 10751 Falls Road, Lutherville, Maryland 21093.

Lease Agreement by and between Johns Hopkins Suburban Health Limited Partnership and Drs. Berg & Wen, P.A. dated April 5, 1996.

Standard Full Service Office Building Lease Agreement by and between Joppa Green II Limited Partnership and Ira T. Fine, M.D. and Joyce K. Burd, M.D., dated August 25, 1989, as amended by an amendment by and between Joppa Green II Limited Partnership and Ira T. Fine, M.D., dated August 8, 1994, for lease of office space at 2328 W. Joppa Road, Lutherville, MD.

Lease Agreement by and between Johns Hopkins Suburban Health Center Limited Partnership and Ira T. Fine, M.D., and Joyce K. Burd, M.D., dated April 7, 1994, for lease of office space located at 10755 Falls Road, Lutherville, MD 21093.

Sublease Agreement between Ira T. Fine, M.D. & Joyce K. Burd, M.D., P.A. (Sublandlord) and Johns Hopkins Health System Corporation (Subtenant), dated April 1, 1996, for sublease of office space located at 10755 Falls Road, Lutherville, MD 21093.

Agreement of Lease by and between Suite B, 222 West Cold Spring Lane, a Maryland general partnership, and Koeppel, Rosen, Rudikoff, M.D., P.C., dated December 31, 1994, for lease of office space at 222 West Cold Spring Lane, Baltimore, Maryland 21210.

Sublease by and between Steinbach & Benesh, P.A. (Landlord) and Koeppel, Rosen, Rudikoff, M.D., P.C. (Tenant), dated April 4, 1994, for sublease of office space at 21 Crossroads Drive, Suite 400, Owings Mill, Maryland 21117.

Agreement of Lease by and between Naylors Lane Limited Partnership and Drs. Goldgeier, Levine, Friedman and Halle, dated November 28, 1994, for use of office space at 4000 Old Court Road, Suite 306, Pikesville, Maryland 21208.

The Rotunda Office Lease by and between Rotunda Associates and Drs. Goldgeier, Levine, Friedman, Zygler, Bardin, P.A., dated July 14, 1993, as amended by First

Amendment of Lease by and between Rotunda Associates and Drs. Goldgeier, Levine and Friedman, P.A., undated, and as amended by Second Amendment of Lease by and between Rotunda Associates and Drs. Goldgeier, Levine and Friedman, P.A., dated July 11, 1996, for use of premises at 711-733 West 40th St., Baltimore, Maryland 21211.

Sublease Agreement by and between Sinai Hospital of Baltimore, Inc. (Sublandlord) and Drs. Goldgeier, Levine and Friedman, P.A. (Subtenant) dated August 1, 1996.

Sublease Agreement by and between Drs. Goldgeier, Levine and Friedman, P.A. (Sublandlord) and Barry D. Stein (Subtenant), dated July 1, 1996, for use of 533 square feet of space at 4000 Old Court Road, Pikesville, Maryland 21208.

Lease for office space at 19 Walker Ave. Suite 203 by and between Milan Wister, M.D. and Stanley Friedler, M.D. (Walker Center), effective July 1, 1992.

Lease for 10807 Falls Road, Lutherville, MD by and between Green Spring Professional Associates Limited Partnership (was Falls-Valley Limited Partnership and currently is Maryland Prime Investors, Inc.) and Sigler, Roskes, Holden & Schuberth, P.A. (was Sigler, Rosenstein, Roskes & Holden, P.A.), dated November 9, 1976, amended August 31, 1987, September 5, 1991, and September 16, 1991.

Sublease by and between Sigler, Roskes, Holden and Schuberth, P.A. (Landlord) and Sinai Hospital of Baltimore, Inc. (Tenant), dated July 1, 1994 (no signed by Sinai).

Rent:  $25,200/year (approximately 1,200 square feet) (rent includes all
----
utilities (heat, air conditioning, electricity, water, and local telephone); plus up to $2,400 to cover additional costs for insurance, cleaning services, office supplies, utilities, etc., if costs of the foregoing are greater than the monthly rent; plus an additional amount for expenditures exceeding the $2,400, provided that the tenant must give prior consent to such expenditures.

Agreement of Lease by and between Johns Hopkins Suburban Health Center Limited Partnership and Drs. Pakula and Davick, P.A. [now known as Drs. Pakula, Davick & Bogue, P.A.], dated February 28, 1995, for lease of office space at 10755 Falls Road, Suite 260, Lutherville, Maryland 21093.

License Agreement by and between Drs. Pakula and Davick, P.A. [now known as Drs. Pakula, Davick & Bogue, P.A.], and Sandra S. Rosenblatt, Ph.D., undated, for lease of office space at 10755 Falls Road, Lutherville, Maryland 21093.

Oral lease by and between Neuro-Realty Partners (Landlord) and Peter Schilder, M.D., and Nicholas Capozzoli, M.D., P.A. (Tenant) for the lease of Unit 230, Weems Creek Medical Center, Annapolis, Maryland.

Lease Agreement by and between Drs. Sutton, Fortier, Gordon and Libber, P.A., and YWCA of Annapolis and Anne Arundel County, Maryland, dated January 1, 1994, for use of office space at 1517 Governor Ritchie Highway, Arnold, Maryland 21012.

Lease assigned to Drs. Sutton, Fortier, Gordon and Libber, P.A., pursuant to Assignment and Assumption of Lease by and between Stanley R. Weimer, M.D., and Drs. Sutton, Fortier, Gordon, Libber, P.A., dated February 1, 1996, and Consent of Landlord, dated February 1, 1996.

Lease Agreement by and between Annapolis Pediatrics and Piera Family Limited Partnership, dated September 22, 1993, as amended by Amendment to Lease Agreement, dated October 28, 1996, for use of office space at 1202-B Annapolis Road, Odenton, Maryland.

Lease Agreement by and between Monterey Medical Associates and Drs. Sutton, Fortier, Gordon and Libber, P.A., dated July 1, 1992, for use of office space at 200 Forbes Street, Annapolis, Maryland 21401.

Lease for 900 Bestgate Road dated May 2, 1991 by and between Bestgate "900" Limited Partnership and Richard Peeler, Robert Biern, Stanley Watkins, Enser Cole, Barry Nathanson, Stuart Selonick, Mary Michels [sic] and David Barnes (Lease not executed), with: (1) Memorandum of Amendment dated December 13, 1991 (copy not available, although terms of this amendment have been superseded), (2) Memorandum of Lease Modification dated December 1, 1991 (not executed), and (3) First Addendum to Lease dated December 14, 1995, by and between Bestgate "900" Limited Partnership and Annapolis Medical Specialists.

Memorandum of Lease Modification dated December 1, 1991, by and between Bestgate "900" Limited Partnership and Richard Peeler, Robert Biern, Stanley Watkins, Enser Cole, Barry Nathanson, Stuart Selonick, Mary Michels and David Barnes. [Not executed.]

Rent:  Rent Schedule for the period December 1, 1991 to November 1992 is
----
attached to the Memorandum.

Lease Agreement by and between Johns Hopkins Suburban Health Center Limited Partnership (Landlord) and Laura M. Mumford, M.D. (Tenant), dated February 16, 1996.

Sublease Letter Agreement by and between Laura Mumford, M.D. (Landlord) and Johns Hopkins Suburban Health Center Limited Partnership (Tenant), dated July 15, 1996 (signed only by Dr. Mumford) (letter is addressed to Gil Wylie, BMMC).

Net Lease by and between Stone/Snyder General Partnership and Faith Hackett, M.D. and Jeffrey C. Schmidlein, M.D., dated October 18, 1991 and amended September 17, 1996.

Net Lease by and between Stone/Snyder General Partnership and Faith Hackett, M.D. and Jeffrey C. Schmidlein, M.D., dated October 18, 1991 and amended September 17, 1996.

Office Lease by and between Severn Professional Center and Andre B. Gvozden, M.D., dated September 24, 1996, for 605 Baltimore-Annapolis Boulevard, Suite B.

Agreement of Lease by and between University of Maryland Medical System Corporation (Landlord) and Andre Gvozden, [M.D.]



                                             RENTAL PROPERTY
--------------------------------------------------------------------------------------------------

Lessor                       Monthly Payment              Lessor               Monthly Payment
--------------------------------------------------------------------------------------------------

G.S. Properties                       $ 5,590.59  Mark Kaplan                           $   225.00
--------------------------------------------------------------------------------------------------
                                                                                            600.00
G.S. Properties                         4,928.83  Noel McCall                        (some months)
                                                                                            750.00
--------------------------------------------------------------------------------------------------

Sea                                    25,745.60  Landmark                                  750.00
--------------------------------------------------------------------------------------------------

Wabash                                    410.00  Tower Management                        2,463.79
--------------------------------------------------------------------------------------------------

Security MDC                           13,500.00  Helen McGill                            2,400.00
--------------------------------------------------------------------------------------------------

Lawrence Boas                           1,800.00  Nissim, Schonfeld                       2,500.00
--------------------------------------------------------------------------------------------------

keiffer Mitchell                          500.00  Woodholme Medical                      10,354.04
--------------------------------------------------------------------------------------------------

York Road Association                   3,103.33  O'Dea Medical Arts                      3,258.78
                                                  Building
--------------------------------------------------------------------------------------------------

Herbert Yousim                          1,741.16  Towson Building                   75,000.00/year
                                                  Associates
--------------------------------------------------------------------------------------------------

Hill Management                         6,704.53  William Tucker                            500.00
--------------------------------------------------------------------------------------------------

Schedule 3.07 - Payor Contracts


ELP
U.S. Healthcare
PHYCP (Prudential)

Schedule  3.15 - Insurance

Separately provided.

Schedule 6.1 - Acceptable Non-Physicians

William Bartholomay
Sarah Bodnar
Marla Caplan

Schedule 9.1

none

Additional schedules available upon written request to the Company.


                                      -9-